Exhibit - 99 (p)(2)

SUBADVISERS
CODE OF ETHICS

CLUTTERBUCK CAPITAL MANAGEMENT LLC

Code of Ethics

Introduction

This Code of Ethics is intended to assist you in meeting the high standards we follow in conducting the business of Clutterbuck Capital Management LLC (“CCM”). One of our most important assets is our reputation for integrity and professionalism. The responsibility of maintaining that reputation rests with you and our other employees.

Our business is built on a foundation of trust. Maintaining the trust of our clients, shareholders, regulators, and the general public is your first obligation. Our Code of Ethics contains procedural requirements that you must follow to meet certain legal and regulatory requirements. In meeting your obligations, you must always put the interests of our clients first and comply fully with all applicable federal securities laws.

This Code is based upon the precept that all officers, directors and employees of CCM, owe a fiduciary duty to the Accounts to:

•	place the interests of the Accounts first at all times;

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conduct their personal securities transactions in a manner so as to be consistent with the Code and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility;

•	refrain from taking inappropriate advantage of the relationship with the Accounts;

•	maintain the confidentiality of security holdings and financial circumstances of the Accounts; and

•	maintain independence in the investment decision making process.

Topics Addressed in this Code of Ethics

This Code of Ethics includes procedures in the following important areas:

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The Code of Ethics addresses trading restrictions applicable to employees’ personal investments and client accounts. The personal trading restrictions included in this Code of Ethics address restrictions relating to the investment activities of our client accounts as well as certain additional restrictions and requirements applicable to all of our employees.

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The Code of Ethics also describes the different types of non-public information that you may receive in the course of your employment and sets forth the parameters for appropriate use of this information. You are prohibited from engaging in securities transactions based on such non-public information or disseminating such information to others who might use that knowledge to trade securities.

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Finally, the Code of Ethics includes procedures covering a wide range of areas to ensure that your general business conduct and activities are consistent with legitimate business purposes. These procedures specify that you may not take advantage of your position for the purpose of furthering any private interest or as a means to making any personal gain. You and members of your family also may not accept any benefit from a client or person who does business with us except for normal business courtesies, such as non-cash gifts of nominal value.

Persons Covered by this Code of Ethics

This Code of Ethics applies to all partners, officers and employees of CCM, as well as any other person who provides investment advice on behalf of CCM and is subject to CCM’s supervision and control (each, a “supervised person” and, collectively, “supervised persons”). In addition, portions of this Code of Ethics apply only to CCM supervised persons who (a) have access to non-public information regarding any CCM clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any registered investment company affiliated with CCM, or (b) are involved in making securities recommendations to CCM clients, or have access to such recommendations that are nonpublic (each, an “access person” and, collectively, “access persons”). Generally, absent special circumstances, CCM partners and officers (among others) will be considered to be access persons.

Failure to comply with this Code of Ethics may result in disciplinary action, including termination of your employment or affiliation with CCM. For more information or if you have any questions about the requirements described in the pages that follow, contact the Compliance Officer.

CCM will provide all of its supervised persons with a copy of this Code of Ethics and any amendments hereto. All CCM supervised persons must provide CCM with a written acknowledgment of their receipt of this Code of Ethics and any amendments. Located at the back of this Code of Ethics is an Acknowledgment Form for this purpose, which should be returned to the Compliance Officer.

Requirement to Report Violations of this Code of Ethics

All supervised persons are required to report any violation of this Code of Ethics promptly to the Compliance Officer. Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. If the Compliance Officer is not available or is involved in the reported violation, supervised persons may report the violation to the Managing Partner, provided the Compliance Officer receives a copy of the report.

General Trading Restrictions

Trading Activity Restrictions

CCM employees and any non-employee CCM director or officer who has possession of nonpublic information regarding any CCM client’s purchase or sale of securities or regarding nonpublic securities recommendations to CCM clients (collectively, “restricted persons”) are subject to the following trading restrictions on all of their personal securities transactions:

•	Investment opportunities must be offered first to clients before you may act on them;

•	Transactions must not be timed to precede orders placed for any client;

•	Trading activity must not be excessive in terms of your financial resources or in terms of time spent on your own investments;

•	Transfers of funds or securities and other transactions between client accounts and employee accounts are prohibited;

•	You may not become a member of or have an interest in an investment club;

•	You may not engage in “short-swing” or market timing trading activities;

•	Payment for securities must be made by settlement date. Extensions in any margin account are not permitted; and

•	Payment of proceeds must not be made before settlement date.

Restricted Securities

CCM restricted persons may not purchase or sell any securities that CCM is currently trading in client accounts or recommending to clients (such securities are referred to collectively as “restricted securities” and individually, as a “restricted security”). As a CCM restricted person, you are not only restricted from purchasing or selling restricted securities for your own account, but also for an account in which you have an interest and for any personal account over which you have investment discretion. Restricted securities are no longer deemed “restricted” and may be purchased or sold by CCM restricted persons once all client trades in such restricted securities have been completed and all recommendations with respect to such restricted securities effectively disseminated. Additionally, even after these restrictions lapse, you may have to pre-clear and report any transactions in these securities if they are reportable securities (as defined below under “Reporting Obligations”).

Pre-clearance of Securities Transactions

All CCM employees must obtain approval from the Compliance Officer prior to entering any transaction involving any reportable security (as defined below under “Reporting Obligations”) for their own account, for an account in which they have an interest, or for any personal account over which they have investment discretion. This approval requirement does not apply in the cases exempt from pre-clearance specified below. Approval of a transaction, once given, is effective only for the business day on which approval was requested or, if earlier, only until the employee discovers that the information provided at the time the transaction was approved is no longer accurate. If an employee decides not to execute the transaction on the day pre-clearance approval is given, or the entire trade is not executed, the employee must request pre-clearance again at such time as the employee decides to execute the trade.

CCM will grant pre-clearance only in the case where the requesting employee has a present intention to transact in the reportable security for which pre-clearance is sought. It is CCM’s view that it is not appropriate for an employee to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a reportable security at some point on a particular day depending upon market developments. This requirement would not prohibit a price limit order, provided that you have a present intention to effect a transaction at such price. Consistent with the foregoing, an employee may not simultaneously request pre-clearance to buy and sell the same reportable security.

Exemptions from Pre-clearance

CCM has determined that the following securities transactions do not present the opportunity for improper trading activities that the pre-clearance procedures are designed to prevent. Therefore, pre-clearance restrictions do not apply to these securities transactions.

•	Purchases or sales of any security that is not a reportable security (as defined below under “Reporting Obligations”).

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Purchases or sales in an account over which you have no direct or indirect influence or control (e.g., an account managed on a fully discretionary basis by a third party investment adviser or trustee).

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Purchases or sales which are non-volitional on your part (e.g., an in-the-money option that is automatically exercised by a broker; a security that is called away as a result of an exercise of an option; or a security that is sold by a broker, without your consultation, to meet a margin call not met by you).

•	Purchases which are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment plan.

•	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

•	The receipt of a bona fide gift of securities. (Donations of securities, however, require pre-clearance.)

Special Pre-Approval for IPO’s and Private Investments

In addition to the pre-clearance procedures described above, CCM requires special approval before any access person acquires any direct or indirect economic interest in any security (whether or not it is a reportable security, as defined below) in (a) an initial public offering or (b) a private offering exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of that Act or Rules 504, 505 or 506 thereunder. Any access person wishing to participate in an initial public offering or such a private placement must submit a request to the Compliance Officer and receive approval prior to entering into the transaction.

Sanctions

Any trading-related violation, including failure to properly pre-clear a non-exempt personal trade, will result in the following sanctions.

First Failure to Pre-clear

•	A memo will be sent to the employee or partner; and

•	A copy of the Code of Ethics will again be provided to the employee who will be advised to read it carefully.

Second Failure to Pre-clear within Three Months

•	Employee must obtain written approval from Compliance Officer for each trade for a 60-day period;

•	A copy of the Code of Ethics will again be provided to the employee and the employee will be required to acknowledge his or her understanding of the Code of Ethics.

Additional Non-Pre-clearances within Three Months

•	The Compliance Officer will consider suspension of trading privileges for up to 60 days (except to close out open positions when a severe financial hardship is demonstrated); and

•	A written warning will be sent to employee’s personnel file.

Substantive Violations

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Sanctions for each failure to pre-clear when the associated trade violates the Code of Ethics or the Compliance Manual (e.g., the trade poses a conflict of interest or constitutes frontrunning) may include, among other things, busting of trades or disgorgement of profits.

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Trades properly pre-cleared or exempt from pre-clearance but otherwise violating the Code of Ethics or the Compliance Manual (e.g., those subsequently determined to constitute frontrunning) will require at a minimum, a meeting with the CCM’s Compliance Officer, 60-day approval for subsequent trades and a written warning to the employee’s personnel file.

Chronic Violations

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Sanctions may include busting of trades, disgorgement of profits and/or absorption of trading costs, supervisor approval for subsequent trades, suspension of personal trading privileges, suspension of employment (with or without compensation), and termination of employment.

Reporting Obligations

In addition to the trading and pre-clearance restrictions described above, CCM access persons must report holdings and transactions in reportable securities.

Reportable Securities

The pre-clearance requirements set forth above and the reporting obligations set forth in this section apply to any “reportable security.” For purposes of this Code of Ethics, the term “reportable security” includes any security, except the following:

•	Direct obligations of the United States Government; and investment grade municipal obligations, investment grade taxable obligations maturing in less than one year;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by registered U.S. mutual funds;

•	Shares issued by registered U.S. open-end mutual funds other than any mutual fund affiliated with CCM; and

•	Shares issued by unit investment trust that are invested exclusively in one or more registered U.S. open-end mutual funds, none of which is affiliated with CCM.

•	Shares and options of Key Corp. and National Interstate stock.

Securities Holdings Reports

Each CCM access person must submit to the Compliance Officer, no later than 10 days after becoming an access person and annually by each January 31 thereafter, a securities “Holdings Report,” which must contain the following information:

(a)

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each reportable security in which the access person has any direct or indirect economic interest;

(b)	The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and

(c)	The date the access person submits the report.

The information contained in your initial Holdings Report must be current as of a date no more than 45 calendar days prior to the date you became an access person. For all subsequent Holdings Reports, the information contained therein must be current as of a date no earlier than 45 days prior to its submission. The Compliance Officer or designee will review all Holdings Reports.

Quarterly Securities Transaction Reports

Each CCM access person must submit to the Compliance Officer, no later than 30 days after the end of each calendar quarter, a securities “Transaction Report,” which must contain the following information about each transaction during the respective quarter involving a reportable security in which the access person has, or as a result of the transaction acquired, any direct or indirect economic interest:

(a)

The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

(b)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(c)	The price of the security at which the transaction was effected;

(d)	The name of any broker, dealer or bank with or through which the transaction was effected; and

(e)	The date the access person submits the report.

The information contained in an access person’s quarterly Transaction Report must include all transactions involving a reportable security for the quarter for which the

Transaction Report is submitted, except as described below and except that transactions effected pursuant an automatic investment plan need not be reported on Transaction Reports. An “automatic investment plan” is a program (such as a dividend reinvestment plan) in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

In lieu of submitting all required information in a quarterly Transaction Report, CCM access persons may provide the Compliance Officer, no later than 30 days after the end of each calendar quarter, with duplicate copies of confirmations of transactions in reportable securities or copies of account statements, provided that all of the information set forth above in (a) through (e) is contained in such confirmations or statements. Access persons do not need to report a transaction in a Transaction Report to the extent the transaction is separately reported in this manner.

The Compliance Officer or designee will review all Transaction Reports.

Review of Compliance Officer

The annual holdings of the Chief Compliance Officer will be reviewed by one of CCM’s other partners. Any personal trading by the CCO will be reviewed by another Partner to ensure adherence to the Code of Ethics.

Exempt Holdings and Transactions

Securities holdings and transactions in an account over which the access person has no direct or indirect influence or control (e.g., an account managed on a fully discretionary basis by a third party investment adviser or trustee) are not required to be reported on your Holdings Reports and Transaction Reports.

Insider Trading and Selective Disclosure

Insider Trading

Federal and state securities laws prohibit you from engaging in securities transactions for yourself or for others (including client accounts) based on non-public “inside information.” These laws also prohibit you from disseminating non-public inside information to others who may use that knowledge to trade securities (so-called “tipping”). These prohibitions apply to all supervised persons and extend to activities within and outside of your duties at CCM and whether the information is learned in the course of your duties or from a source outside CCM.

The sanctions against insider trading are particularly harsh and you must take care to follow our procedures on insider trading. These sanctions can include termination of employment and other internal sanctions imposed by CCM (described in CCM’s Compliance Manual), substantial financial penalties and jail sentences for individuals violating the insider trading laws, as well as substantial financial penalties for CCM. To help you determine what is and is not “inside information,” we have included general explanations and specific examples below. We have also included some commonly asked questions to help guide you in identifying inside information.

What You Must Do if You Receive Inside Information

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If you receive information that you believe constitutes inside information (including information through a “tip” or that is selectively disclosed to you by a corporate insider, as discussed under “Selective Disclosure and Regulation FD” below), you must adhere to the following procedures:

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Report the information immediately along with its source to the Compliance Officer. By immediately informing the Compliance Officer, you also allow our lawyers to build a record to protect you in the event of any subsequent investigation or litigation.

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Refrain from trading any securities of the issuer to which the information relates for yourself or others (including our clients), unless you receive prior written approval from the Compliance Officer.

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Refrain from disclosing the information to others (including “tipping”) or making any other use of the information (including any recommendation based on such information) without the prior written approval of the Compliance Officer.

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The prohibitions against trading on inside information apply equally to your spouse and minor children as well as any corporation, foundation, trust or other account or entity over which you or any member of your immediate family has or shares investment control or has a financial beneficial interest.

•	To avoid dissemination, you must not put in writing any information you believe may be inside information without the written approval of the Compliance Officer.

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You must not agree with anyone to receive inside information under an agreement to keep that information confidential or to refrain from using it for a particular purpose, unless approved in advance by the Compliance Officer. This includes both written and oral agreements.

Investment Information Relating to our Client Accounts is Inside Information

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In the course of your employment, you may learn about the current or pending investment activities of CCM clients (e.g., actual or pending purchases or sales of securities). Using or sharing this information is considered acting on inside information and is therefore prohibited.

Identifying Other Types of Inside Information

To constitute inside information, the information must be both “material” and “non-public.” See also “Commonly Asked Questions” below, which is designed to assist you in identifying inside information.

         What is “Material” Information?

•	“Material information” generally includes:

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Information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information which, if disclosed, could be viewed by a reasonable investor as having significantly altered the “total mix” of information available; and

	▪	Information that, if publicly disclosed, is reasonably certain to have a substantial effect on the price of the issuer’s securities.

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No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. Because materiality determinations are often challenged with the benefit of hindsight, if you have any doubt whether certain information is “material” so as to require you or others to refrain from trading or sharing information, those doubts must be resolved against trading or communicating the information. You must contact the Compliance Officer in these circumstances.

         Examples of Inside Information/Material Non-Public Information

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Information must be presumed to be inside information if the information is non-public and relates to the matters identified below. This list is not an exclusive list of all of the kinds of inside information that you may encounter:

	▪	Dividend changes, including increases or decreases;

	▪	Changes in credit ratings;

	▪	Significant expansions or curtailments of operations or significant increases or decreases of orders;

	▪	Senior level management developments or other changes;

	▪	Major litigation;

	▪	Extraordinary transactions, including mergers, acquisitions, joint ventures and purchases or sales of substantial assets;

	▪	Planned offerings of securities;

	▪	Extraordinary borrowings, liquidity problems or bankruptcies;

	▪	Significant new products, services or discoveries;

▪	Corporate actions the issuer is considering;

▪	Changes in auditors or withdrawals of auditors’ reports;

▪	Proposed favorable or unfavorable news articles featuring the issuer; and

▪	Information about companies in default.

What Constitutes “Non-Public” and “Public” Information?

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Information is “non-public” until such time that it has been communicated to investors in the marketplace or has been otherwise made publicly available. You must be able to point to some fact to show that the information is generally public.

•	Information may be deemed to have been made public – and thus not subject to the prohibitions on insider trading – in a number of different ways, including when the information:

	▪	Appears in the press or in a widely disseminated source or publication (e.g., Dow Jones tape, Reuters, The Wall Street Journal, The New York Times);

	▪	Is included in publicly available regulatory filings (e.g., when the information is available through the public data base of a federal regulatory agency, such as the SEC);

	▪	Is disclosed in a stockholder report or a press release from the issuer;

	▪	Is announced in a public forum such as a stockholder meeting;

	▪	Is provided by the issuer freely to anyone making an inquiry (and is not selectively disclosed to an analyst); and

	▪	Is being disseminated to traders generally by brokers or institutional analysts, unless there is a reasonable basis to believe that such information is confidential and came from a corporate insider.

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Material, non-public information that is later made public is no longer subject to the prohibitions on insider trading, although there may be a requirement to wait a reasonable period of time after public disclosure for the market to absorb the information.

Selective Disclosure and Regulation FD

Selective disclosure occurs when a public company discloses material information to analysts or individual investors before publicly disclosing that same information through a press release, SEC filing or similar means. Regulation FD (“fair disclosure”) generally requires that, whenever a company discloses material non-public information to securities market professionals or investors, it must simultaneously or promptly provide general public disclosure of that same information.

What Disclosures Are Subject to Regulation FD?

•	Regulation FD applies to disclosures made by a public company or certain persons acting on the public company’s behalf.

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Selective disclosures to persons outside the public company who would reasonably be expected to trade securities on the basis of the information (e.g., security holders) or provide others with advice about trading securities (e.g., investment advisers and managers) are covered by Regulation FD.

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Regulation FD allows companies and their representatives to share material information for legitimate business purposes if the recipients agree to keep the information confidential and not to trade on the information. For example, a company can share material information to analyze a complex transaction without being required to make the public disclosure contemplated by Regulation FD, provided that the person receiving such information expressly agrees not to otherwise use the information and to keep it confidential.

          “Guidance” to Analysts May Violate Regulation FD

The SEC has stated that the previously common practice of providing earnings “guidance” to a securities analyst involves a “high degree of risk” under Regulation FD. If a company official privately tells you that the company’s anticipated earnings will be higher than, lower than or even the same as what has been forecasted, the SEC believes that the company “likely will have violated” Regulation FD.

          Liability Under Regulation FD

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Although Regulation FD was primarily designed and intended to address issuer conduct, the SEC has indicated that you may face some type of secondary liability if you conduct yourself in the following manner:

	•	Conspire or agree with an issuer that the issuer will deliver material non-public information to you; or

	•	Otherwise make statements to the issuer implying that if they do not give you material nonpublic information, you will take action that will negatively impact their stock price.

•	You may be guilty of insider trading or illegal tipping in connection with a Regulation FD violation if you do the following:

•	Breach an agreement to keep confidential any material non-public information selectively disclosed by an issuer to you by revealing this information to a client who subsequently trades; or

•	Where an official of an issuer intentionally or recklessly makes a selective disclosure of material nonpublic information to you and you trade or tip on behalf of yourself, clients or otherwise.

Commonly Asked Questions

Questions arise from time to time with respect to what constitutes inside information. With that in mind, we have set forth below some commonly asked questions and answers to serve as guidance:

•	Q: My decision-making is based on my own security analysis. My conclusions are not published in the marketplace. Are my conclusions inside information preventing me from trading?

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A: Assuming that no part of the analysis is based on inside information (including information selectively disclosed by corporate insiders), it is okay to put the pieces together to form a total picture. The total “picture” that is your own work product is not inside information.

•	Q: What if the analysis comes from a sell-side analyst?

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A: The same considerations described in the first question apply to a sell-side analyst’s work product as to a portfolio manager’s work product. The sell-side analyst’s recommendation or report is not considered inside information if no part of the information is based on inside information.

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Further Explanation: You may generally assume that information provided by a reputable sell side firm is lawfully gathered. However, if you have reason to believe that the information was obtained by a breach of confidence or other illegal means (e.g., the sales coverage says, “I was told by the investment banker on the deal…” or “we think the information was leaked from a magazine or rating agency”), that information may not be used. In addition, information selectively disclosed by corporate insiders may not be used. In these circumstances, do not trade the security without the prior written approval of the Compliance Officer.

•	Q: If I talk to the issuer, is the information I receive “inside” information?

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A: First off, you should always preface your conversations with “authorized persons” at the issuer by asking them if, in light of the Regulation FD, what they will be sharing with you is either material or has not yet been publicly disclosed. Remember, if you get earnings “guidance”, the SEC also will likely view this as a violation. After getting their confirmation that they will not be selectively disclosing any inside information, you can generally presume that the information you receive from the authorized person is not inside information.

•	Q: Who is an “authorized person” at an issuer?

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A: An authorized person is a person authorized to talk to investors about the particular topic in the ordinary course of the person’s duties. Unless you know otherwise, you may consider any CEO, COO, CFO or Investor Relations official as authorized to talk to you about any topic, so long as the information conveyed is not material or was otherwise previously disclosed publicly.

•	Q: Can I use information provided to me by an authorized person in the course of that person’s duties?

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A: Ordinarily, yes, keeping in mind the problems discussed above. However, we consider some information material per se and you must not trade based on that information without the prior written approval from the Compliance Officer, even if its source is an authorized person acting in the ordinary course of business. This type of information is typically so obviously material that there is no need for any work product or analysis by our personnel. Examples of this type of information include impending significant transactions.

•	Q: If I obtain information whose ultimate source involved a breach of a duty or an illegal act, may I trade the security if I had no direct contact with the offending person?

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A: No. If you have reason to know that the information originated through a tainted source, it remains tainted in our hands — and you cannot trade the security without the prior written approval of the Compliance Officer.

•	Q: Is it ever possible for a person in possession of material non-public information, such as a CEO, to trade in the relevant company’s securities while in possession of that information?

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A: Yes, under limited circumstances. The SEC has adopted a rule that provides a defense for such transactions from most insider trading claims in the case of pre-arranged trading plans entered into before the insider came into possession of the material non-public information. The rules governing these plans are somewhat technical. Consequently, if a client expresses an interest in this kind of trading plan, contact the Compliance Officer for assistance.

Additional Considerations for Non-Public Private Offering Materials

You must take particular care and follow the procedures described below if you receive non-public private offering materials. This information must be treated as inside information, even if received on an unsolicited basis.

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Certain investment banking firms, when delivering offering memoranda for Rule 144A or other private offerings, occasionally include a sealed package containing nonpublic financial projections and other non-public information. The package may contain a notice that the information enclosed has not been made public and the receipt of such information may impose legal restrictions on the recipient’s trading activities.

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If you or your secretary opens such a package and reviews the contents, CCM may be regarded as being in possession of inside information. If you do wish to review the contents or you or your secretary have accidentally opened the package, contact the Compliance Officer to determine what measures need to be taken. If you receive this type of package and do not wish to review the contents, send the unopened package to the Compliance Officer so that appropriate records may be maintained (do not dispose of the package).

Prohibition of Deceptive and Manipulative Practices

In addition to the prohibitions on insider trading, federal securities laws prohibit engaging in manipulative trading practices. If you violate these laws, you may be responsible for the damages sustained as a result of the manipulative activity, in addition to other sanctions. These laws prohibit you, when acting for yourself or for others (including our client accounts), from:

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Engaging in trading or apparent trading activity for the purpose of causing the price of a registered security to move up or down, and then taking advantage of the price movement by buying or selling at the “artificial” price level (a practice known as “pumping and dumping”);

•	Using the mails or any other method of interstate commerce to manipulate securities prices by creating a false or misleading appearance of active trading; and

•	Circulating or disseminating, in the ordinary course of business, information to affect the price of any security.

It is also fundamental that CCM’s supervised persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

•	To defraud the client in any manner;

•	To mislead the client, including by making a statement that omits material facts;

•	To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit on the client;

•	To engage in any manipulative practice with respect to the client; or

•	To engage in any manipulative practice with respect to securities, including price manipulation.

General Business Ethics

You should note that certain of these procedures apply to “family members.” “Family member” is meant to include your spouse or significant other or other relative, whether related by blood, marriage or otherwise who either:

•	Is financially dependent upon you or to whose financial support you materially contribute; or

•	Whose investments you control.

Gifts, Gratuities and Other Payments

Giving or accepting gifts and gratuities in connection with your employment can raise questions about your impartiality and CCM’s ethical values. To address these concerns, the procedures described below apply to the giving or accepting of gifts or gratuities in the course of your employment. These procedures apply to you and your family members.

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Gifts of Nominal Value: You and your family members may not, directly or indirectly, give or receive gifts or other considerations in the form of cash, merchandise, services, travel, lodging or any other benefit of more than $250 USD in value to or from any person or other entity that does business, or proposes to do business, with us or our affiliates without the prior approval of the Compliance Officer. A gift may be required to be returned or reimbursed if you receive an excessive number of gifts, especially if received from a single source or if the total dollar value of gifts received during a single year is deemed excessive. Employees may not give gifts of any value to government officials without specific approval by the Compliance Officer. You must promptly notify the Compliance Officer if you receive any kind of offer of a gift or other consideration.

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Ordinary Business Entertainment: You and your family members may give or accept business entertainment (e.g., meals, sporting event or theatre tickets, and golf course fees) in the ordinary course of business interactions as long as the business courtesy is not so frequent or significant in amount as to potentially impair your judgment to act in the best interest of CCM and our clients and as long as it is approved by the Compliance Officer.

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Certain Payments. CCM policy forbids bribes, payoffs or payments of any kind by any employee to any person, government official or entity for the purpose of improperly obtaining or retaining business or influencing consideration of any business activity. This policy covers all types of payments that may or may not be considered legal under the circumstances. Special rules may apply to payments or gifts (including entertainment) to officers, directors, employees or other affiliates of government owned or controlled entities and certain highly regulated entities (such as banks or insurance companies), as well as entities located in certain jurisdictions. Employees should consult the Compliance Officer with any specific questions.

Outside Activities

Without the prior written approval of the Compliance Officer, you may not engage in any outside business activities that may give rise to conflicts of interest or the appearance of conflicts of interest or otherwise jeopardize the integrity or reputation of CCM or any of our affiliates. Although we do not require approval of outside activities undertaken by family members, you must contact the Compliance Officer if you believe that any such outside activities raises or appears to raise a conflict of interest in connection with your employment or the business activities of CCM or one of our affiliates.

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Reporting. Employees must report to the Compliance Officer all outside business activities that may give rise to a conflict of interest with CCM or CCM’s clients, including any conflicting ownership of privately held stock or limited partnership interests.

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Considerations for Approving Outside Activities: Whether a particular outside activity may be approved or continued in the future will depend on a variety of factors including the extent to which the proposed activity could violate any law or regulation, interfere with your responsibilities to CCM, involve prolonged absences during business hours, or compete with CCM’s interests. Additionally, the possibility of adverse publicity and potential liability will be weighed.

Specifically, without the written approval of the Compliance Officer, you must not:

w	Serve as a director, officer or employee of any other corporation or business;

w	Serve as a trustee of a client trust, act as a general partner of a client limited partnership, or act as a managing member of a client limited liability company;

w	Hold a seat in public office, or commit to a candidacy or a formal position on a campaign committee;

w	Sponsor or participate in an association or group formed to invest in securities (e.g., an investment club); or

w	Recommend another firm’s financial planning, investment management, brokerage or similar services for a referral fee.

Public Office

A CCM employee may run for and serve in local, elective or appointed civic offices, provided the activity, including campaigning: (a) occurs outside the employee’s work hours; (b) involves no use of CCM’s or its affiliates’ name, facilities or other assets (including client lists), or corporate funding; (c) is confined solely to the employee’s capacity as a private citizen and not as a representative of CCM, and (d) does not present an actual or perceived conflict of interest for CCM. Employees are required to notify and receive the approval of the Compliance Officer before committing to a candidacy for elective office or a formal position on a campaign committee, or accepting an appointment to a public or civic office.

Employees running for or serving in public office must avoid conflicts of interest. To do this, employees should take care that the duties of the office do not involve matters - such as money management, public finance or investment activities - that are related to their duties and responsibilities as a CCM employee. If, after being elected, a conflict does arise, the employee must abstain from voting or otherwise acting on the matter and should contact the Compliance Officer for further guidance.

Generally, employees may also support others in their campaigns for public office, provided the time spent on such activity is outside the employee’s work hours, no use is made of CCM’s or its affiliates’ name, facilities, or corporate funds, and the activity does not violate CCM’s policy on political contributions. Certain employees may be restricted from contributing to or fundraising for state and local candidates or state or local officials running for federal office. Therefore, all employees should consult with the Compliance Officer prior to working on political campaigns.

Political Contributions by Employees and Employee Political Action Committees

Political contributions include any direct or indirect payment or service given to an incumbent official or candidate for public office in connection with a campaign. To avoid potential conflicts of public and business interests, CCM policy places restrictions on making or soliciting contributions to local, state and federal officials, candidates, party committees and partisan associations. For more specific information about what else could be considered a political contribution, contact the Compliance Officer.

We want our employees to have the ability as private citizens to endorse or contribute to the political parties and candidates of their choice. However, potential public and business interests, as well as other considerations, have led us to place some restrictions on actions that could be viewed as being related to certain business activities. We ask you to consult with the Compliance Officer to determine what limitations apply to you and for detailed rules governing such situations before making or soliciting any political contribution.

Our policy places some restrictions and prohibitions on political contributions by employees and employee political action committees to U.S., state and local officials and candidates. Under no circumstances will CCM directly or indirectly reimburse an employee for his or her individual contribution.

Generally, it is against CCM policy, and in many instances it is illegal, to make corporate contributions to political parties or candidates for public office in any country. However, certain exceptions apply. In these excepted cases, contributions must be pre-approved by the Compliance Officer and senior management.

Relationships with Government Officials

CCM policy, U.S. law (including the Foreign Corrupt Practices Act, or FCPA) and local laws of most countries outside the U.S. prohibit the provision of money or anything of value to government officials (including employees of government-owned or government-controlled commercial enterprises), political parties or political candidates for the purpose of improperly influencing their official actions in order to obtain or retain business. Payments made to such persons through agents or business partners are similarly prohibited.

Under CCM policy, officials of international governmental organizations, such as the World Bank, the European Union and the Inter-American Development Bank, are considered government officials. The FCPA potentially applies to all CCM officers and employees. In addition, we must comply with local laws in any country in which CCM does business.

Please note that the FCPA and local laws of foreign countries may apply not only to payments of money, but also to less direct benefits. These could include such actions as the hiring of a local company owned by a member of a foreign official’s family. Employees must also carefully consider the propriety of any entertainment of foreign officials, payment or reimbursement of their travel or related expenses and gifts to such persons. These concerns could arise in the context of an educational seminar hosted by CCM, a business meeting with CCM personnel or any similar setting. Even in cases when such payments, entertainment or gifts would be allowed under U.S. law, their legality and appropriateness must also be examined under relevant local law.

If a situation arises that gives you concern, or if you have any questions, you should immediately contact the Compliance Officer.

Regulatory, Legal and Other Contacts

You must take care in responding to oral or written inquiries from regulatory agencies, government officials and others outside of CCM, since their questions may relate to matters beyond our ordinary business or concern serious issues. You must follow the procedures described below (which require the Compliance Officer’s immediate notification) if you receive these inquiries.

Inquiries from Regulatory Agencies

•

All inquiries, written or oral, for information by governmental or self-regulatory authorities, including but not limited to representatives of the SEC, the NASD, the Internal Revenue Service, the Department of Labor, and the states, must be reported immediately to the Compliance Officer, who will seek advice from the company’s counsel.

•	In the case of telephone inquiries, you must obtain the name, agency, address, and telephone number of the representative making the inquiry.

Litigation Relating to CCM or Your Employment with CCM

•	Only authorized employees may accept legal process on our behalf.

▪	If an attempt is made to serve you with a legal process intended for CCM, you must refuse it and immediately notify the Compliance Officer.

▪

If you are served with a subpoena that relates to your employment with CCM or one of our affiliates, clients, or other employees, you must notify the Compliance Officer immediately. See also the section relating to “Breaches of Our Policies and Procedures/Legal Violations” in the Compliance Manual for further guidance regarding our procedures.

Other Contacts

          Periodically, attorneys, accountants, broker/dealers, other investment advisers, credit agencies and others may request information about our operations, clients or employees. Any such request for information must be referred immediately to the Compliance Officer.

ACKNOWLEDGMENT

          The undersigned, a supervised person of Clutterbuck Capital Managment LLC (“CCM”), (i) acknowledges receipt of the CCM Code of Ethics and any amendments thereto, (ii) understands the obligations and restrictions set forth in the Code of Ethics and (iii) agrees to comply with such obligations and restrictions.

Signature:

Name:

Date:

COLUMBUS CIRCLE INVESTORS

CODE OF ETHICS

Restated October 15, 2008

INTRODUCTION

FIDUCIARY DUTY

          This Code of Ethics (the “Code”) is based on the principle that you, as a director, officer or employee of Columbus Circle Investors, owe a fiduciary duty to the shareholders of the registered investment companies (the “Funds”) and other clients (together with the Funds, the “Advisory Clients”) for which Columbus Circle Investors serves as an advisor or sub-advisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

This Code is intended to comply with the various provisions of the Investment Advisers Act of 1940 and also requires that all supervised persons comply with federal securities laws, including the Investment Advisers Act of 1940, various provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Pursuant to Section 206 of the Advisers Act, both Columbus Circle Investors and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. It means that Columbus Circle Investors has an affirmative duty of utmost good faith to act solely in the best interests of its Advisory Clients.

At all times, you must:

         1. Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that security. If you are an Advisory Person (as defined below), you would also violate this Code if you made a personal investment in a security that might be an appropriate investment for an Advisory Client without first considering the security as an investment for the Advisory Client.

          2. Conduct all of your personal securities transactions in full compliance with this Code. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code. Doubtful situations should be resolved against your personal trading.

          3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with Columbus Circle Investors directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading FIDUCIARY DUTIES. Doubtful situations should be resolved against your personal interest.

          Investing is a good practice. Columbus Circle Investors believes that personal investing which is consistent with Columbus Circle Investors’ investment philosophy provides useful training for the investment of our Advisory Clients’ assets. Accordingly, Columbus Circle Investors encourages personal investing. On the other hand, Columbus Circle Investors believes that short-term trading is inconsistent with the Columbus Circle Investors’ investment philosophy, which emphasizes an investment rather than a trading approach to the achievement of favorable investment results.

          This Code is adopted pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940 that registered investment companies and their advisors adopt a written code of ethics, Rule 204A-1 under the Investment Advisers Act of 1940 applicable to all registered investment advisers, and Section 204A of the Investment Advisers Act of 1940 that registered investment advisors adopt procedures reasonably designed to prevent the misuse of material non-public information.

          Every Access Person must read, acknowledge receipt of, and retain this Code.

APPENDICES

          The following appendices are attached to this Code and are a part of this Code:

I. Form for report of initial and annual personal securities holdings.

II. Form for quarterly report of personal securities transactions.

III. Form for acknowledgment of receipt of this Code, and for annual certification of compliance with this Code or any amendments.

IV. List of Mutual Funds Columbus Circle Sub-Advises, or is affiliated with through our relationship with Principal Global Investors, LLC and related companies.

COMPLIANCE  OFFICIALS

          The Operating Committee is comprised of the firm’s senior management - two Senior Portfolio Managers (Anthony Rizza and Clifford Fox), the Chief Compliance Officer (Frank Cuttita) and the Marketing Officer (Karl Anderson). The Clearance Officers for personal securities transactions are Anthony Rizza and Clifford Fox. The Compliance Manager is Mary Frances Scavo. No member of the Operating Committee may take part in a decision relating to a Covered Security (as such term is defined below) in which such person has or, as part of the transaction in question, would acquire Beneficial Ownership (as such term is defined below).

QUESTIONS

          Questions regarding this Code should be addressed to the Chief Compliance Officer or Compliance Associate.

          The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for employees of Columbus Circle Investors in their conduct. In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Chief Compliance Officer, who may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of employees.

DEFINITIONS

          A. “Access Person” or “Supervised Person” means any employee, director, officer, general partner, or Advisory Person of Columbus Circle Investors.

          B. “Advisory Client” means investment companies and other clients for which Columbus Circle Investors serves as advisor or sub-advisor.

          C. “Advisory Person” means (i) any employee of Columbus Circle Investors (or of any company in a control relationship to Columbus Circle Investors) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to Columbus Circle Investors who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of Covered Securities by an Advisory Client.

          D. A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          E. “Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. In this regard, beneficial ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, a direct or indirect pecuniary interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, an indirect pecuniary interest in securities generally includes, but is not limited to, securities held by members of a person’s immediate family sharing the same household provided, however, this presumption of beneficiary ownership may be rebutted, a person’s interests in securities held in certain trusts, a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership, a person’s right to receive dividends that is separated or separable from the underlying securities (otherwise a right to receive dividends alone shall not represent a pecuniary interest) and a person’s right to acquire securities through the exercise or conversion of any derivative security whether or not presently exercisable. A person will not be deemed to be the beneficial owner of portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio. See the Section “Personal Securities Transactions — Beneficial Ownership” for a further discussion of determining Beneficial Ownership.

          F. “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

          G. “Covered Security” shall mean a Security as defined in item N below (in effect, all securities) except that it shall not include direct obligations of the Government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies (mutual funds) (except where Columbus Circle Investors is a sub-adviser, or funds affiliated with Principal Global Investors, LLC and its related companies).

          H. “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

          I. “Investment Company” means a company registered under the 1940 Act for which Columbus Circle Investors is an investment advisor or sub-advisor.

          J. “Investment Personnel” of Columbus Circle Investors means (i) any employee of Columbus Circle Investors (or of any company in a control relationship to Columbus Circle Investors) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Advisory Client; and (ii) any natural person who controls Columbus Circle Investors and who obtains information concerning recommendations made to the Advisory Client regarding the purchase or sale of securities by the Advisory Client.

          K. “Limited Offering” shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

          L. “Portfolio Manager” means those employees entrusted with the authority and responsibility to make investment decisions affecting an Advisory Client.

          M. “Purchase or Sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

          N. “Security” shall mean any note, stock, treasury stock, shares issued by registered open-end investment companies, exchange traded funds, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

          O. “Security held or to be acquired” by an Advisory Client means (a) any Covered Security which, within the most recent fifteen days (i) is or has been held by an Advisory Client or (ii) is being or has been considered by an Advisory Client or Columbus Circle Investors for purchase by an Advisory Client; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in (a) of this item O.

FIDUCIARY  DUTIES

Columbus Circle Investors and its employees are subject to the following specific fiduciary obligations when dealing with clients:

•	The duty to have a reasonable, independent basis for the investment advice provided;

•	The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;

•	The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and

•	A duty to be loyal to clients.

GIFTS AND BUSINESS ENTERTAINMENT

          You may not accept any gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with Columbus Circle Investors directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as the aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver (or at your expense for another), so long as the expense is reasonable, both you and the giver are present, and the events are not excessively frequent. The acceptance of tickets to any event where the giver or you does not attend is considered a gift subject to the $100 limit rather than a business meal or other entertainment event. Examples of events considered to be an unreasonable expense would be World Series or Super Bowl tickets, and vacation trips. You may never accept or give cash or a cash equivalent (e.g., gift cards, gift certificates) or preferential discounts on services or products. Any gifts exceeding $100 received by an employee should be forwarded to the Compliance Officer or Associate. You shall not give any gift, gratuity or other thing, or provide business entertainment, which would be construed as unreasonable in value with the intent or purpose of influencing a third party’s business relationship with Columbus Circle Investors.

          Exceptions to the gift limit may be made by the Compliance Officer. Employees should request exceptions for personal circumstances in which the employee has a personal relationship with a third party (such as receiving or providing personal gifts as wedding gifts, or gifts for the birth of a child).

          Employees are prohibited from giving or providing any gift, including a personal gift, to any official of a Public Fund without the express prior approval of the Chief Compliance Officer.

          Reporting

          All gifts, business meals, sporting events and other entertainment events of which you are the recipient must be reported to the Compliance Associate via email if the value is reasonably judged to exceed $25. Reporting must include the name(s) of the giver, the date, the organization of the giver, a description of the gift or event, and the value or estimated value of the gift or event.

                    Additional Labor Reporting

          In addition, any gifts, any payment of money or anything of value made directly or indirectly by you to a labor organization or officer, agent, shop steward, or other representative or employee of any labor organization (including union officials serving in some capacity to a Taft-Hartley Plan) must be reported to Becky Dolman, the Director of Human Resources and Administration. All items regardless of the amount or value must be reported.

Following are examples of potentially reportable items:

•	Meals

•	Gifts (e.g., holiday gifts)

•	Travel and lodging costs

•	Bar bills

•	Sporting event tickets

•	Theatre tickets

•	Clothing or equipment

•	Raffle donations

•	Retirement dinners

•	Golf (including charity golf tournaments)

•	Hole sponsorships for golf tournament

•	Advertising at union or Taft-Hartley fund related functions

•	Sponsorship of union conferences, picnics, other events

•	Donations to union related charities or scholarship funds

•	Conferences attended by union officials, employees, etc.

•	Receptions attended by union officials, employees, etc.

•	Donations for apprenticeship graduation dinners

SERVICE AS A DIRECTOR

          You may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Operating Committee of Columbus Circle Investors. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded company, you will be isolated from those Advisory Persons who make or participate in the investment decisions with respect to the Securities of that company, through a “Chinese Wall” or other procedures.

INSIDER   TRADING

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and Columbus Circle Investors to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry. Finally, supervised persons and Columbus Circle Investors may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of Columbus Circle Investors and their immediate family members. The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can avoid disciplinary action or complex legal problems. You must notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Columbus Circle Investors), while in the possession of material, nonpublic information, nor may any personnel of Columbus Circle Investors communicate material, nonpublic information to others in violation of the law.

1. What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to Frank Cuttita.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Columbus Circle Investors’ securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Columbus Circle Investors, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

•	Report the information and proposed trade immediately to the CCO.

•	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by the firm.

•	Do not communicate the information inside or outside the firm, other than to the CCO.

•	After the CCO has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with the CCO before taking any action. This degree of caution will protect you, our clients, and the firm.

4. Contacts with Public Companies/Other Sources of Inside Information

Contacts with public companies may represent an important part of our research efforts. The firm may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a supervised person of Columbus Circle Investors or other person subject to this Code becomes aware of material, nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors.

Other examples of potential sources of inside information include the receipt of information related to the offering of private investments in public offerings (“PIPES”), and information from other third parties including but not limited to counsel, independent registered public accounting firms, financial printers and trading partners.

In any situation in which a supervised person of Columbus Circle Investors may have received inside information, Columbus Circle Investors must make a judgment as to its further conduct. To protect yourself, your clients and the firm, you should contact the CCO immediately if you believe that you may have received material, nonpublic information, including a requirement that you report to the CCO all information regarding any direct or indirect PIPES offerings received by you.

5. Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Supervised persons of Columbus Circle Investors and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

PROTECTING THE CONFIDENTIALITY OF CLIENT INFORMATION

In the course of investment advisory activities of Columbus Circle Investors, the firm gains access to non-public information about its clients. Such information may include the status as a client, personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by Columbus Circle Investors to clients, and data or analyses derived from such non-public personal information (collectively referred to as “Confidential Client Information¨). All Confidential Client Information, whether relating to Columbus Circle Investors’ current or former clients, is subject to the Code’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure of Confidential Client Information

All information regarding Columbus Circle Investors’ clients is confidential. Information may only be disclosed when the disclosure is consistent with the firm’s policy and the client’s direction. Columbus Circle Investors does not share Confidential Client Information with any third parties, except in the following circumstances:

•

As necessary to provide service that the client requested or authorized, or to maintain and service the client’s account. Columbus Circle Investors will require that any financial intermediary, agent or other service provider utilized by Columbus Circle Investors (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by Columbus Circle Investors only for the performance of the specific service requested by Columbus Circle Investors;

•	As required by regulatory authorities or law enforcement officials who have jurisdiction over Columbus Circle Investors, or as otherwise required by any applicable law;

•	To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All supervised persons are prohibited, either during or after the termination of their employment with Columbus Circle Investors, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above. A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the Columbus Circle Investors’ services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with Columbus Circle Investors, must return all such documents to Columbus Circle Investors.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security Of Confidential Personal Information

Columbus Circle Investors enforces the following policies and procedures to protect the security of Confidential Client Information:

•	The firm restricts access to Confidential Client Information to those supervised persons who need to know such information to provide Columbus Circle Investors’ services to clients;

•

Any supervised person who is authorized to have access to Confidential Client Information in connection with the performance of such person’s duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

•	All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;

•

Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

•	Confidential information to be destroyed must be disposed in a manner to safeguard reasonably the confidential information.

PERSONAL   SECURITIES TRANSACTIONS

TRADING IN GENERAL

          Access Persons may not engage, and may not permit any other person or entity to engage, in any purchase or sale of a Covered Security in which such Access Person has, or by reason of the transaction will acquire Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth below under Preclearance Procedures.

BENEFICIAL   OWNERSHIP

          To determine whether a person has “Beneficial Ownership,” Access Persons are considered to have Beneficial Ownership of Securities if such Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share a direct or indirect “pecuniary interest” in such Securities.

          An Access Person has a pecuniary interest in the Securities if such Access Person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

          The following are examples of an indirect pecuniary interest in Securities:

          Securities held by members of an Access Person’s immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide such Access Person with any economic benefit.

          Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

Access Person’s proportionate interest as a general partner in portfolio Securities held by a general or limited partnership.

Access Person’s interest as a manager-member in the Securities held by a limited liability company.

          Access Persons do not have an indirect pecuniary interest in the portfolio Securities held by a corporation or similar entity in which you own securities if such Access Person is not a controlling shareholder of the entity and do not have or share investment control over the entity’s portfolio.

          The following circumstances constitute Beneficial Ownership of Securities held by a trust by an Access Person:

          If an Access Person is a trustee of the Trust and has a pecuniary interest in any holding or transaction in the issuer’s securities held by the Trust as well as if an Access Person is trustee and members of such Access Person’s immediate family receive certain performance fees or a member of such Access Person’s immediate family is a beneficiary to the Trust.

          If an Access Person is a beneficiary to a Trust and such Access Person (a) shares investment control with the trustee with respect to a trust transaction, the transaction shall be attributed to such Access Person as well as the trust, (b) has investment control with respect to a trust transaction without consultation with the trustee, the transaction shall be attributed to such Access Person and (c) such Access Person shall be deemed to have pecuniary interest in the issuer’s securities held by a trust to the extent of such Access Person’s pro rata interest in the trust where the trustee does not exercise exclusive control. For instance, an Access Person who holds securities as a beneficiary of a trust over which he has investment discretion, such as a 401(k) or other participant-directed employee benefit plan, would be considered beneficial owner of securities in the plan.

          If an Access Person is a settlor of a trust and reserve the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to you; provided, however, if the settlor does not exercise or share investment control over the issuer’s securities held by the trust, the trust holdings and transactions shall be attributed to the Trust instead of you as settlor.

EXEMPT   TRANSACTIONS

          The following are Exempt Transactions, which are excluded from the preclearance procedures:

Any transaction in a Security that is not a Covered Security.

          Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

Any transaction made pursuant to an automatic investment plan (i.e. 401k plan automatic investments).

Any transaction in a Mutual Fund or Fund Family identified in Appendix IV (List of Mutual Funds Columbus Circle Investors Sub-Advises and Related Funds).

Purchases of Securities under dividend reinvestment plans.

Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

Purchases or sales of exchange traded funds.

          Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

          Purchases or sales of up to $1,000,000 in total notional open interest per calendar month, per index, of exchange-traded options on broadly based indices. A broadly based index is an index with an average notional open interest during the preceding calendar quarter in excess of $1 billion.

          Such other classes of transactions as may be exempted from time to time by the Compliance Committee. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting. Any such exemption shall be based upon a determination by the Compliance Committee that the class of transaction does not involve any realistic possibility of a violation of Rule 17j-l under the Investment Company Act of 1940, as amended.

          Such other specific transactions as may be exempted from time to time by the Compliance Committee or a Compliance Officer on a case-by-case basis where the equities of the situation support such an exemption and where the transaction does not involve any realistic possibility of a violation of Rule 17j-l under the Investment Company Act of 1940, as amended. The Compliance Committee or a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

PRECLEARANCE PROCEDURES

If a Covered Securities transaction requires preclearance:

          The Covered Securities may not be purchased or sold on any day during which there is a pending buy or sell order in the same Covered Security on behalf of an Advisory Client until that order is executed or withdrawn.

          The Covered Securities may be purchased or sold only on behalf of an Access Person, directly or indirectly, if such Access Person has asked a Clearance Officer to preclear the purchase or sale, such Clearance Officer has given the Access Person preclearance in writing or by e-mail, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. All requests for preclearance shall be sent by e-mail to a Clearance Officer and to the Compliance Associate.

A Clearance Officer will provide information to the Chief Compliance Officer or a designee of the Chief Compliance Officer regarding the transaction. The Chief

Compliance Officer or designee will determine whether clearance is granted or denied. All preclearance requests must be filed or sent by the Clearance Officer to the Compliance Associate.

          Any trade for which preclearance is granted remains approved notwithstanding a subsequent decision by Columbus Circle Investors to trade in such Covered Security for client accounts.

          The Chief Compliance Officer will receive preclearance on personal trading from a Clearance Officer.

HOLDING  PERIODS

          Any transactions in a Mutual Fund or Fund Family identified in Appendix IV (List of Mutual Funds Columbus Circle Investors Sub-Advises and Related Funds) are subject to a 30-day holding period. This holding period is not applicable to, and will not be calculated, based on any automatic investments within a plan. The holding period is therefore designed to prevent and prohibit excessive rebalancing, reallocation and non-automatic investment transactions of the Funds listed in Appendix IV.

INITIAL   PUBLIC OFFERINGS

          If you are an Access Person, you may not acquire Beneficial Ownership of any Securities in an initial public offering.

LIMITED OFFERINGS

          If you are an Access Person, you may not acquire Beneficial Ownership of any Securities in a Limited Offering (e.g., a private placement), unless you have received the prior written approval of the Chief Compliance Officer. Approval will not be given unless a determination is made that the investment opportunity has not been offered to you by virtue of your position.

          If you have acquired Beneficial Ownership in Securities in a Limited Offering, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer. The Chief Compliance Officer must receive approval from a Clearance Officer.

SHORT-TERM TRADING PROFITS

          Because Columbus Circle Investors believes that investing and not short-term trading is the appropriate investment approach, short-term (60 days or shorter holding period) trading is discouraged. A pattern of short-term trading will result in the Operating Committee withholding clearance on future trading requests.

          An Access Person is considered to profit from a short-term trade if Securities of which an Access Person has Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

          This section does not apply to Exempt Transactions.

BLACK  OUT PERIOD

          Except as provided below, Covered Securities may not be purchased or sold during the period which begins seven full days before and ends seven full days after the day on which a portfolio Columbus Circle Investors manages trades in the same Covered Security.

          The following transactions require preclearance but are exempt from the prohibition against trades during such seven-day period:

          (a) Transactions in Covered Securities traded within the preceding seven days by Columbus Circle Investors for an Advisory Client, provided that (i) the trading for the client has been completed and (ii) the trade in which the Managing Director, officer or employee has or acquires Beneficial Ownership is not contrary to the trade done for the Advisory Client; and

          (b) Transactions in Covered Securities proposed to be traded within the seven succeeding days by Columbus Circle Investors for an Advisory Client, provided that (i) the trading for the client has not commenced and (ii) the trade in which the Managing Director, officer or employee has or acquires Beneficial Ownership is contrary to the trade proposed for the Advisory Client.

USE OF BROKER- DEALERS AND   CONFIRMATIONS

          Every Access Person may not engage, and may not permit any other person or entity to engage, in any purchase or sale of a publicly-traded Covered Security of which such Access Person has, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer or other qualified custodian. Every Access Person must direct each qualified custodian who maintains an account for Covered Securities of which such Access Person has direct or indirect Beneficial Ownership, to supply to the Compliance Associate duplicate copies of confirmations of all securities transactions in the account and copies of periodic statements for the account.

REPORTING

          The Compliance Committee shall identify all Access Persons who are under the duty to complete and provide the reports described below and shall inform such persons of such duty.

          The Compliance Committee shall establish and maintain procedures by which appropriate management or compliance personnel will review the account statements and the reports required to be made pursuant to this Reporting section. The CCO’s statements and reports will be reviewed by the Compliance Associate.

          All reports and account statements received by Columbus Circle Investors shall be kept confidential except to the extent that disclosure may be required by regulatory authorities and that disclosure, on a confidential basis, may be made for an audit of compliance procedures.

INITIAL &   ANNUAL HOLDINGS  REPORTS

          If you are an Access Person, you must report no later than 10 days after you become an Access Person to the Compliance Associate the following information:

          a. the title and type of security, ticker symbol or CUSIP number as appropriate, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

          b. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person*; and

c. the date that the report is submitted by the Access Person.

          * Please note the report requires disclosure of the name of any broker-dealer or bank with which the Access Person has an account in which “any Securities” are held for his direct or indirect benefit and not just accounts holding Covered Securities.

          The above information is updated annually. More specifically, the Access Person must submit annually thereafter a holdings report setting forth the above-specified information which must be current as of a date no more than 45 days before the report is submitted. The Form used to report personal holdings is set forth in Appendix I.

QUARTERLY TRANSACTION REPORTS

          Every Access Person must report to the CCO or Compliance Associate no later than 30 days after the end of the calendar quarter, the following information:

a. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

          1. The date of the transaction, the title, ticker symbol or CUSIP as appropriate, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3. The price of the Covered Security at which the transaction was effected;

4. The name of the broker, dealer or bank with or through which the transaction was effected; and

5. The date that the report is submitted by the Access Person.

The foregoing includes reporting securities acquired through a gift or inheritance.

b. With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person*:

1. The name of the broker, dealer or bank with whom the Access Person established the account;

2. The date the account was established; and

3. The date that the report is submitted by the Access Person.

          * Please note the requirement requires the Access Person to report any account established by the Access Person during the quarter in which “any Securities” were held and not just accounts holding Covered Securities.

          c. If an Access Person instructs all broker-dealers, who hold Securities in which such Access Person has beneficial ownership, to provide duplicate broker-trade confirmations and account statements required under the above section entitled “Use of Broker-Dealers and Confirmations” to the Compliance Associate within the time period required for a Quarterly Transaction Report (i.e., within 30 days after the end of the applicable calendar quarter) and provides the information required in part b. above, then such Access Person need only represent on the Quarterly Transaction Report:

          1. that he/she has directed all broker-dealers who hold any Securities in which such Access Person has beneficial ownership to send duplicate confirmations and account statements to the Compliance Officer;

2. the form of such confirmations, account statements or records provide to Columbus Circle Investors contain all the information required in a Quarterly Transaction Report; and

          3. with respect to any account established during the applicable quarter in which the Access Person has beneficial ownership in Securities, the information provided in accordance with part b. is true and accurate.

It is the obligation of each Access Person relying on part c. to ensure compliance with its requirements. The Form used for the Quarterly Transaction Report has been attached as Appendix II.

          Exception to Reporting Requirements

                    A person need not make a report to the Compliance Officer under the Reporting Section above with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

COMPLIANCE

CERTIFICATE OF RECEIPT AND COMPLIANCE

          You are required to acknowledge receipt of your copy of this Code and to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually or upon amendment of the Code thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Covered Securities of which you had or acquired Beneficial Ownership. A Form for this purpose is attached to this Code as Appendix III.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

          All supervised persons shall promptly report to their supervisor, the Chief Compliance Officer or a Member of the Operating Committee all apparent violations of the Code. Supervisors and other Members of the Operating Committee shall immediately report possible material violations of the Code to the Chief Compliance Officer. The Chief Compliance Officer shall promptly report to the Operating Committee all material violations of the Code. When the Chief Compliance Officer finds that a violation otherwise reportable to management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to the Operating Committee.

          The Operating Committee shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.

          If you violate this Code, you are subject to remedial actions, to be imposed by the Operating Committee of Columbus Circle Investors, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

INTERPRETATIONS AND EXCEPTIONS

          Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned in advance of any contemplated transaction to the Chief Compliance Officer. Exemptions may be granted by such person, if, in his/her judgment, the fundamental obligation of the person involved is not compromised.

Appendix I

COLUMBUS CIRCLE INVESTORS
Code of Ethics

PERSONAL SECURITIES INITIAL AND ANNUAL HOLDINGS REPORT

          Please mark the following as applicable:

If this is your first holdings report being submitted upon becoming an Access Person (as such term is defined in the Code of Ethics), please check the following box and fill in the date you became an Access Person.

☐ Date of becoming an Access Person was _____________________.

If an initial report, the information to be provided below should be as of the date you became an Access Person and must be submitted no later than 10 days after you became an Access Person.

If you are an Access Person and are submitting this holding report as the annual report of your holdings and brokerage accounts, please check the following box. ☐

If an annual report, the information provided below must be current as of a date no more than 45 days before the report is submitted.

          Please provide the following information for the broker–dealers with whom you maintained an account in which any Securities were held for your direct or indirect benefit.

1.	Name of Employee:

2.	If different than #1, name of the person in whose name the account is held:

3.	Relationship of 2 to 1

4.	Broker(s) at which account is maintained:

5.	Account Number(s)

6.	Telephone number(s) of Broker

For each account, attach your most recent account statement listing Covered Securities in that account. If you own Covered Securities that are not listed in an attached account statement or the account statement does not reflect the information specified below, please provide the following information with respect to each Covered Security in which you had any direct or indirect beneficial ownership.

NAME OF SECURITY, TYPE OF SECURITY, TICKER SYMBOL OR CUSIP	NUMBER OF SHARES	PRINCIPAL AMOUNT	NAME OF BROKER/DEALER OR BANK WHO MAINTAINS THESE SECURITIES

(Attach separate sheet if necessary.)

          I certify that to the best of my knowledge this form and the attached statement (if any) constitute all of the information required to be submitted under the Restated Code of Ethics of Columbus Circle Investors.

Date: ________________________________________________	___________________________________________________________________
Signature
___________________________________________________________________
Print Name

Return to Mary Frances Scavo. Questions regarding this Form may be directed to Frank Cuttita at 203-353-5664.

Date Submitted to Compliance Associate: _________________

Appendix II

COLUMBUS CIRCLE INVESTORS SECURITIES
TRANSACTION REPORT
FOR THE CALENDAR QUARTER ENDED [__________]

          To: Compliance Officer

          A. During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Restated Code of Ethics of Columbus Circle Investors.

SECURITY (INCLUDE FULL NAME OF ISSUER /TICKER SYMBOL OR CUSIP)	DATE OF TRANSACTION	INTEREST RATE AND MATURITY DATE (IF APPLICABLE)	NUMBER OF SHARES	PRINCIPAL AMOUNT OF TRANSACTION	NATURE OF TRANSACTION: (BUY/SELL)	PRICE AT WHICH TRANS- ACTION EFFECTED	BROKER/DEALER OR BANK EFFECTED THROUGH:

          B. During the quarter referred to above, I established the following accounts in which any Securities were held during the quarter for my direct or indirect benefit:

NAME OF BROKER/DEALER, BANK OR ENTITY WITH THE ACCOUNT	DATE ACCOUNT WAS ESTABLISHED

          C. In lieu of the information required under A above, I represent that I have given instructions to each broker-dealer who holds Securities in which I have beneficial ownership to provide duplicate trade confirmations and/or brokerage account statements to Columbus Circle Investors and together with any new accounts listed under B above, such transactions represent all transactions which must be reported pursuant to the Code of Ethics.☐

or

No reportable transactions. ☐

          This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

          This report is to be signed, dated and returned within thirty (30) days of the end of the calendar quarter. Your signature also certifies compliance with the “Gifts and Entertainment” provisions of the Code of Ethics, including reporting requirements.

Signature:

Printed name:

Date:

          Return by [______________] to Compliance Associate. Questions regarding this form may be directed to Frank Cuttita at 203-353-5664.

          Date Submitted to Compliance Associate: ___________________

Appendix III

COLUMBUS CIRCLE INVESTORS
Code of Ethics

ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

ACKNOWLEDGEMENT OF CERTIFICATION

          I acknowledge that I have received a copy of the Columbus Circle Investors Restated Code of Ethics dated October 15, 2008. This Code includes amendments to the list of reportable mutual funds in Appendix IV, and amended examples of sources of insider information within the Code’s discussion of Insider Trading (See Section “4. Contacts with Public Companies/Other Sources of Inside Information” on pp. 9-10). This amended discussion of insider information further includes a requirement that all supervised persons report information regarding any direct or indirect PIPES offerings received by such supervised persons to the Chief Compliance Officer.

          I hereby also certify that I have read and understand the Restated Code of Ethics dated October 15, 2008. I recognize that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I certify that I have, to date, complied and agree to comply in the future with the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred. I understand that any failure to comply in all aspects with the foregoing and this Code may lead to sanctions, including dismissal.

Date: ________________________________________________	___________________________________________________________________
Signature
___________________________________________________________________
Print Name

Appendix IV

LIST OF MUTUAL FUNDS (40 ACT FUNDS)
COLUMBUS CIRCLE INVESTORS SUB-ADVISES AND RELATED FUNDS

•	All Principal mutual funds, including:

	o	Principal Investors Fund – LargeCap Growth

	o	Principal Investors Fund – MidCap Growth

	o	Principal Investors Fund – Partners SmallCap Growth III

	o	Principal Variable Contracts Fund – Growth Account

•	Saratoga Advantage Trust - Technology & Communications Funds

•	Transamerica Partners Institutional Mid Growth Fund (formerly Diversified Investment Advisors – Diversified Investors Mid-Cap Growth Fund)

•	Transamerica Partners Mid Growth Fund (formerly Diversified Investment Advisors – Diversified Institutional Mid-Cap Growth Fund)

•	Old Mutual Advisor Funds II – Old Mutual Columbus Circle Technology & Communications Fund

•	Old Mutual Insurance Series Fund – Old Mutual Columbus Circle Technology & Communications Fund

•	Russell Investment Company – U.S. Core Equity Fund (formerly Russell Investment Company Equity I Fund merged with Russell Investment Company Diversified Equity Fund)

•	Guidestone Growth Equity I Fund

•	Vantagepoint Growth Fund

Dix Hills Partners, LLC

Code of Ethics

General

The Code of Ethics is predicated on the principle that the Company owes a fiduciary duty to its Clients.1 Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, the Company will be mindful to:

•	Place Client interests ahead of the Company’s – As a fiduciary, the Company will serve in its Clients’ best interests. In other words, Employees may not benefit at the expense of Clients.

•

Engage in personal investing that is in full compliance with the Company’s Code of Ethics – Employees must review and abide by the Company’s Personal Securities Transaction and Insider Trading Policies.

•

Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Section 204 and Rule 204A-1 under the Advisers Act as well as Rule 17j-1 under the IC Act.

Any questions with respect to the Company’s Code of Ethics should be directed to the CCO. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics or Federal Securities Law to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Risks

In developing this policy and procedures, the Company considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•

Employee engages in various personal trading practices that wrongly make use of Material Non-Public Information resulting in harm to Clients or unjust enrichment to the Employee (These practices include trading ahead of Clients and passing Material Non-Public Information on to spouses and other persons over whose accounts the Employee has control.).

•	Employees are able to cherry-pick Clients’ trades and systematically move profitable trades to a personal account and let less profitable trades remain in Clients’ accounts.

•	One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

•	The personal trading of Employees does not comply with Rule 204A-1 under the Advisers Act or Rule 17j-1 under the IC Act.

[1]	S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

•	Employees are not aware of what constitutes Material Non-Public Information.

•	Employees serve as trustees and/or directors of outside organizations.

•	Employees use the Company’s property, including research, supplies, and equipment, for personal benefit.

The Company has established the following guidelines as an attempt to mitigate these risks.

Guiding Principles & Standards of Conduct

All Employees will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that the Company expects from its Employees:

•	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective Clients, Investors, prospective Investors, and Employees;

•	Place the integrity of the investment profession, the interests of Clients, and the interests of the Company above one’s own personal interests;

•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

•	Avoid any actual or potential material conflict of interest;

•	Conduct all personal securities transactions in a manner consistent with this policy;

•

Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

•	Promote the integrity of, and uphold the rules governing, capital markets;

•	Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

•	Comply with applicable provisions of the Federal Securities Laws.

1.	Personal Security Transaction Policy

Employees may not purchase or sell any Security in which the Employee has a Beneficial Interest unless the transaction occurs in an Exempted Security or the Employee has complied with the procedures of this policy as set forth below. Exceptions to the Personal Security Transaction Policy are at the sole discretion of the CCO and must be documented in writing.

Pre-Clearance Procedures

Employees must have written clearance for all private placements; new issues such as Initial Public Offerings; transactions in U.S. Government bonds or notes; transactions in derivatives on U.S Government bonds or notes; and transactions in the Federated Enhanced Treasury Income Fund before entering into the transaction. The Company reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct, and may fail to pre-clear a proposed Employee transaction for a number of reasons, including, but not limited to: conflicting sides of a transaction with Clients; violation of a confidentiality agreement; or the proposed transaction is before an intended Client trade program.

Employees shall complete the Private Placement, IPO, and U.S. Government-Related Security Pre-Clearance Form (Attachment A) when requesting an investment in a private placement; purchase of a new issue such as an Initial Public Offering; transaction in a U.S. Government bond or note; transaction in derivatives on U.S. Government bonds or notes; or transactions in the Federated Enhanced Treasury Income Fund. All pre-clearance requests must be submitted to the CCO.

With regard to an Employee investment in a private investment vehicle sponsored by Dix Hills (the “Fund”), the Employee shall not be required to obtain pre-approval from the CCO for an “initial” investment or subscription to the Fund. Rather, the execution of the Fund’s subscription document shall serve as evidence of the Company’s pre-clearance of the Employee’s investment in the Fund.

Reportable Securities

The Company requires Employees to provide periodic reports (See the Reporting section) regarding transactions and holdings in any Security (as defined in the Compliance Manual), except that Employees are not required to report the following Exempted Securities:

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end mutual funds other than Reportable Funds, and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.

Reporting

The Company must collect three (3) reports from Employees regarding the personal trading activities of the Employees. The reports, as described in further detail below, are: 1. Initial and Annual Securities Accounts Reports; 2. Initial and Annual Holdings Reports; and 3. Quarterly Transaction Reports.

These reports will enable the Company to maintain compliance with Rule 204A-1 under the Advisers Act, Rule 17j-1 under the IC Act, and will assist the Company to determine with reasonable assurance any indications of conflict of interest with Client trades.

Initial and Quarterly Securities Accounts Reports

New Employees are required to report all of their Securities Accounts (as defined in the Compliance Manual) not later than 10 days after an individual becomes an Employee. Employees are required to provide the CCO with a list of all new accounts opened during the quarter within 30 days of the end of the quarter. Both reports can be completed using Attachment B.

Initial and Annual Holdings Reports

New Employees are required to report all of their Securities not later than 10 days after an individual becomes an Employee. Employees are required to provide the CCO with a complete list of Securities on an annual basis, or on or before February 14th of each year. The report shall be current as of December 31st. Both reports can be completed using Attachment C.

Employees may elect to forgo the use of the Initial Reporting Forms and Annual Reporting Forms and instead submit their brokerage/custodial statements to the CCO in order to fulfill the initial and annual holding requirements. However, Employees must be certain that their brokerage/custodial statements include at a minimum:

(a)	the title and type of Security;

(b)	as applicable, depending on the type of Security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security;

(c)	the name of any broker, dealer or bank with which the Employee maintains an account in which any Security is held for the Employee’s direct or indirect benefit; and

(d)	the date in which the Employee submits the report.

EMPLOYEES MUST REPORT THEIR BENEFICIAL INTEREST IN
ANY SECURITIES ACCOUNTS, REGARDLESS OF THE TYPES OF
SECURITIES THAT ARE HELD IN THE SECURITIES ACCOUNT.
THE CCO MUST BE MADE AWARE OF ALL SECURITIES
ACCOUNTS OWNED BY EMPLOYEES.

Quarterly Transaction Reports

Employees shall be required to report all Securities transactions that they have made in Securities Accounts during the quarter, as well as any new Securities Accounts that they have opened during the quarter. Employees have two options to fulfill this requirement. First, Employees may either provide or instruct their broker-dealers to provide to the CCO, duplicate trade confirmations and/or brokerage account statements, not later than thirty (30) days after the end of each calendar quarter. Second if an Employee’s trades do not occur through a broker-dealer (e.g., purchase of a private investment fund), or if the Employee chooses to not provide account statements, such transactions shall be reported separately on the Quarterly Reporting Form provided in Attachment D.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT
TRANSACTIONS AND ACCOUNTS OF MEMBERS OF THE EMPLOYEE’S
IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER
MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE
EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Trading and Review

The Company’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1 and Rule 17j-1, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, the Company will closely monitor Employees’ investment patterns to detect the following abuses:

•	Frequent and/or short-term (60 days) trades;

•	Trading opposite of Client trades; and

•	Front-Running Client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

In addition to the Company’s internal monitoring, ACA shall also conduct a post-trade review of Employees’ personal trading activities that focuses on the conflicts of interest noted above.

The CFO will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

If the Company discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO to review the facts surrounding the transactions.

Reporting Violations and Remedial Actions

The Company takes the potential for conflicts of interest caused by personal investing very seriously. As such, the Company requires its Employees to promptly report any violations of the Code of Ethics to the CCO.

If any violation of the Company’s Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No less frequently than annually, the CCO will prepare a Rule 17j-1(c)(2)(ii) report to the Federated Enhanced Treasury Income Fund’s CCO and Board of Directors which:

	•	Describes any issues arising under this Code of Ethics since the last Rule 17j-1(c)(2)(ii) report as well as a description of any remedial actions taken; and

	•	Certifies that Dix Hills has adopted procedures reasonably necessary to prevent Employees from violating this Code.

2.	Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, the Company has instituted procedures to prevent the misuse of Material Nonpublic Information.

In the past, securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information; or

•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all of the Company’s Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is a 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

•	Dividend or earnings announcements

•	Write-downs or write-offs of assets

•	Additions to reserves for bad debts or contingent liabilities

•	Expansion or curtailment of company or major division operations

•	Merger, joint venture announcements

•	New product/service announcements

•	Discovery or research developments

•	Criminal, civil and government investigations and indictments

•	Pending labor disputes

•	Debt service or liquidity problems

•	Bankruptcy or insolvency problems

•	Tender offers, stock repurchase plans, etc.

•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputation benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

Selective Disclosure

Employees must never disclose proposed/pending trades to any Client or other individual/entity outside of the Company without prior consent or direction from the Client. Additionally, Employees must not disclose the holdings of the Federated Enhanced Treasury Income Fund to third-parties unless approved by the Federated Enhanced Treasury Income Fund’s Board of Directors or CCO.

The Company will provide certain information relating to the performance of the Funds to Investors, as requested. All Investors are provided with the opportunity to request such information to ensure that no selective disclosure of such information has occurred.

Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in the act of Inside Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Inside Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

3.	Outside Business Activities

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by reporting intent to serve to the CCO. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV. The preferred method for reporting to the CCO is via email.

4.	Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with the Company and in which he or she knows the Company might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to the Company, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any Company business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by the Company may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

The preferred method for informing the CCO of any of items under this topic is via email.

5.	Improper Use of the Company’s Property

No Employee may utilize property of the Company or utilize the services of the Company or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including the Company and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

6.	Protection of the Company’s Name

Employees should at all times be aware that the Company’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of the Company’s name in any manner that could be misinterpreted to indicate a relationship between the Company and any other entity or activity.

7.	Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

8.	Travel Expenses

Employees may charge to the Company normal and reasonable travel and travel-related expenses incurred for a Company business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel-related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While the Company has not prescribed limits on such expenses, the Company may reiterate its policy with Employees as necessary.

Disclosure

The Company shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All client requests for the Company’s Code of Ethics shall be directed to the CCO.

Recordkeeping

The Company shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or the Company’s management.

•	A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•

A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of the Company.

•

A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•

A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•

The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Offering, IPO, or U.S. Government bond, note or derivative position on a U.S. Government bond or note by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place; and

•	The Company shall preserve the Rule 17j-1(c)(2)(ii) reports for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO.

All Employees are responsible for their individual compliance with this Code of Ethics. Employees are responsible for reporting violations of the Code of Ethics or Federal Securities Law to the CCO. Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment, after material amendment to the Code of Ethics, or upon request of the CCO.

Attachment A—Private Placement, IPO, and U.S. Government-Related Security Pre-Clearance Form

Name of Issuer: ___________________________________

Type of Security:	___________________________________

Public Offering Date:	___________________________________
(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this Limited Offering or IPO to profit improperly from my position as a Company Employee;

2.	The investment opportunity did not arise by virtue of my activities on behalf of a Company client; and

3.	To the best of my knowledge, no Company Clients have any foreseeable interest in purchasing this Security.

4.	If I am seeking to invest in an unregistered investment fund, the investment strategy pursued by the fund is dissimilar from the investment strategy generally pursued by the Company. .

Furthermore, by signing below, I certify that I have read the Company’s Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand the Company reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. I have provided all offering materials related to this proposed investment to the CCO at his request.

Date: _____________ Signature:           ___________________________________

Print Name:     ___________________________________

Internal Use Only

_____ Approved	_____ Not Approved	Person Approving ________________

Reasons Supporting Decision to Approve/Not Approve: _________________________________
______________________________________________________________________________

Attachment B—Initial and Quarterly Securities Account Report

Employee           _______________________________________________ (Print Name)

Information submitted current as of __________________________ (Date)

In accordance with Dix Hills’ Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest. Note that this includes accounts of immediate family members living in your household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities accounts in which I have a beneficial interest.

______________________________________________	________________________
Signature	Date

Attachment C—Initial and Annual Holdings Report

          In accordance with Dix Hills’ Code of Ethics, please provide a list of all reportable securities in which you have a beneficial interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares (if applicable)	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

Use additional sheets as necessary.

I certify that this form fully discloses all of the reportable securities in which I have a beneficial interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

_______________________________________________	___________________
Signature	Date

Reviewed by: _____________________________

Date of Review: ___________________________

Exception(s) Noted: _____No ______Yes

If Yes, Describe: ___________________________

Attachment D—Quarterly Transaction Report

REPORTING EMPLOYEE:___________________________________

FOR QUARTER ENDED: _________________________________________

In accordance with Dix Hills’ Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a beneficial interest.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

Nothing in this report should be construed as an admission that the person making the report has any beneficial ownership in the securities to which the report relates. Deliver to the CCO within 30 days of the end of each calendar quarter. Use additional sheets as necessary.

Reviewed by: _________________
_________________________________	_____________
Signature	Date	Date of Review: ___________________

Exception(s) Noted: ____No _____Yes

If Yes, Describe: ____________________

CIRCLE T EXPLORER ASSET MANAGEMENT, LLC
CODE OF ETHICS

I.	INTRODUCTION AND STANDARDS OF BUSINESS CONDUCT

A.	General

          Circle T Explorer Asset Management, LLC (the “Company”) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In accordance with Rule 204A-1 under the Advisers Act, the Company has adopted this code of ethics (the “Code of Ethics” or the “Policy”) to prevent violations of federal securities laws. Moreover, this Policy is intended to help the Company personnel (“you”) understand the Company’s obligations as a registered investment adviser and to assist you in complying with these obligations.

          The Company expects all employees to act with honesty, integrity and professionalism and to adhere to federal securities laws.

B.	Standards of Business Conduct

          In general, investment advisers are fiduciaries with respect to their respective advisory clients. The Advisers Act is the federal statute governing most investment advisers and enhances the fiduciary nature of the relationships between investment advisers and their clients. Section 206(4) of the Advisers Act prohibits any investment adviser from engaging in any act, practice or course of business that is fraudulent, deceptive or manipulative. In particular, Section 206 of the Advisers Act makes it unlawful for any investment adviser and for you:

•	to employ any device, scheme, or artifice to defraud a client or prospective client;

•	to engage in any transaction, practice, or course of business which defrauds or deceives a client or prospective client;

•

knowingly to sell any security to or purchase any security from a client when acting as principal for his or her own account, or knowingly to effect a purchase or sale of a security for a client’s account when also acting as broker for the person on the other side of the transaction, without disclosing to the client in writing before the completion of the transaction the capacity in which the adviser is acting and obtaining the client’s consent to the transaction; and

•	to engage in fraudulent, deceptive or manipulative practices.

          As an investment adviser, the Company stands in a position of trust and confidence with respect to its clients. Accordingly, the Company has a fiduciary duty to its clients, including a duty to make full and fair disclosure of any potential conflicts of interest that may arise.

Investors in any hedge fund1 or managed account (if any2) that the Company advises (the “Funds” and the “Managed Accounts,” respectively) must have the utmost trust and confidence that the Company will act in their best interests. This requires not only actual good faith on the Company’s part, but the appearance of good faith as well. In order to achieve and maintain this high level of trust and confidence, the Company has adopted this Code of Ethics.

C.	Scope of Code of Ethics – Who Must Comply

          The Company’s policies and procedures are based on the general concepts of fiduciary duty, the specific requirements of the Advisers Act and other U.S. federal securities laws relating to the operations of investment advisers, as well as the Company’s internal policies. All officers, directors, partners and employees of the Company and any other person who provides advice on behalf of the Company and is subject to the Company’s control and supervision (collectively referred to as “Supervised Persons”) must adhere to the Code of Ethics.3 Moreover, all Supervised Persons must comply with the applicable federal securities laws.4 Technical compliance will not insulate anyone from scrutiny of any actions that create the appearance of a violation.

          This Policy cannot cover every possible situation that may arise in the conduct of the Company’s business. If you are uncertain about how to react in certain circumstances, a single question often can do much to avoid a serious problem. If you have any questions, contact the Company’s Chief Compliance Officer. You must also notify the Company’s Chief Compliance Officer immediately if you have any reason to believe that a violation of these policies has occurred or is about to occur.

D.	Penalties for Violating the Code of Ethics

          You should be aware that the Company may impose penalties for breaches of the policies and procedures contained in this Policy. Depending on the nature of the breach, penalties may include a letter of censure, profit “give ups,” fines, referrals to regulatory and self-regulatory bodies and dismissal.

1 The Funds that the Company operates are not registered investment companies because such Funds are exempt from the definition of “investment company” pursuant to Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act of 1940, as amended.

2 The Company does not currently advise any managed accounts.

3 A sub-category of employees referred to as “Access Persons” must also adhere to certain reporting requirements with respect to personal securities transactions. See Section II.B. PREVENTION OF INSIDER TRADING, PERSONAL SECURITIES TRANSACTIONS AND OUTSIDE BUSINESS ACTIVITIES – Personal Securities Transactions.

4 For the purposes of this Policy, the term “federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any ruled adopted thereunder by the SEC or the Department of Treasury.

          In the event any Supervised Person, after reviewing the Code of Ethics and signing an acknowledgement as to understanding and agreeing to abide by the Company’s policies and procedures, violates any provision, policy or procedure outlined in this Policy, the Supervised Person may be subject to various sanctions, depending on the violation, including a verbal reprimand, a written reprimand, or the termination of employment with the Company.

          Specific sanctions imposed will be determined on a case-by-case basis and will be based upon the infraction and a determination by the senior management of the Company.

          Furthermore, depending on the violation, a Supervised Person who breaches the Company’s Code of Ethics may be subject to civil or criminal actions.

E.	Duties Toward the Company - Conflicts of Interest

          As a Supervised Person, you have an obligation of loyalty towards the Company; under no circumstances are you to use your professional position directly or indirectly for personal purposes by taking unfair advantage of any confidential or inside information or by profiting in any other way from your professional position. You should be extremely careful to avoid any personal conflict of interest with the Company or its clients.

          Supervised Persons are reminded that they must give prior notice of, and under certain circumstances receive approval for, any outside activity in which they wish to engage. This includes outside business interests, private securities transactions, and maintenance of personal brokerage accounts.

          Supervised Persons may not use the Company’s name in connection with any outside activity without prior approval from the Chief Compliance Officer. Even when use is approved, care should be exercised so that the name is not used in any inappropriate manner or which could be misinterpreted as an endorsement by the Company of the employee’s activity.

          Supervised Persons may not use their authority or position for their personal gain.

F.	Grants and Gifts

1.	General Prohibitions

          Giving or receiving gifts in a business setting may give rise to an appearance of impropriety or raise a potential conflict of interest. As a general rule, Supervised Persons are prohibited from accepting any gift. However, gifts of strictly nominal value are allowed. This includes normal and customary business entertainment (e.g., business meals and entertainment where the person providing the entertainment is present) that is not “lavish,” the cost of which would be paid for by the Company as a reasonable expense if not paid by the client. While “nominal value” and “lavish entertainment” are difficult to define, any gift or entertainment is not acceptable if an independent third party might think that the Supervised Person would be influenced in conducting business. Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order to avoid compromising the reputation of the Supervised Person or the Company.

          These principles also apply to relationships between a Supervised Person and any official bodies or persons, as well as with clients. Any act that might be interpreted as an attempt at bribery is strictly prohibited. If any direct or indirect financing is provided to political parties, foundations or associations, it must be given in full compliance with the laws in force and must take place under supervision of persons authorized to carry out this activity.

2.	Acceptable Gifts and Entertainment

          Examples of acceptable conduct include the following:

•

Acceptance of gifts, gratuities or amenities or favors based on obvious family or personal relationships where the circumstances make it clear it is those relationships rather than the Company’s business which are the motivating factor.

•

Acceptance of meals, refreshments, travel arrangements or accommodations, or entertainment, all of reasonable value and in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions, provided that the expenses would be paid for by the Company as a reasonable business expense if not paid for by the other party.

•	Acceptance of advertising or promotional material of reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items.

•	Acceptance of discounts or rebates on merchandise or services that do not exceed those available to arm’s-length clients.

•	Acceptance of gifts of reasonable value that are related to commonly recognized events or occasions, such as promotion, wedding, retirement or holiday.

          Except as described above, Supervised Persons or their immediate families are not permitted to accept fees, gifts, entertainment, payments or other favors in connection with any business of the Company.

G.	Borrowing Money from Suppliers or Clients

          Supervised Persons may not borrow money from any of the Company’s suppliers or clients unless otherwise agreed to by the Chief Compliance Officer, or its designee. However, the receipt on customary terms in connection with the purchase of goods or services is not considered to be borrowing within the foregoing prohibition. In addition, acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

          Questions about gifts and gratuities should be directed to the Company’s Chief Compliance Officer.

II.	PREVENTION OF INSIDER TRADING, PERSONAL SECURITIES TRANSACTIONS AND OUTSIDE BUSINESS ACTIVITIES

A.	Insider Trading

1.	General

          Trading securities - including equity and debt securities and derivative instruments - while in possession of material, non-public information (“inside information”), or improperly communicating that information to others, is frequently referred to as “insider trading.” As described below, insider trading may expose you to stringent penalties, including dismissal, substantial personal liability and criminal fines or imprisonment. The restrictions on insider trading apply both to your personal trades and to trades on behalf of others, including the Funds that the Company manages and any future Managed Accounts that the Company might manage.

          This discussion on insider trading is drafted broadly; it will be applied and interpreted in a similar manner. The Company’s policy on insider trading applies to securities trading and information handling by all Supervised Persons of the Company (including spouses, minor children and adult members of their households and any other relative of a Company Supervised Person on whose behalf the Company Supervised Person is acting) for their own account or the account of any client of the Company.

2.	What Is Inside Information?

          To constitute Inside Information, information must:

(a) emanate from an “Insider”

(b) be material; and

(c) be non-public.

a.	Who is an Insider?

          The rule against insider trading prohibits trading while in possession of information which is received, directly or indirectly, from an “Insider” who discloses that information through a breach of duty. The concept of an “Insider” is broad. It includes officers, directors, members, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the course of performing services for the Company and, as a result, is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Company and/or its affiliates may become a temporary insider of companies that the Company advises or for which the Company performs other services.

          If you receive, either directly or indirectly, material, non-public information from an “Insider,” you should not trade in the security to which the information pertains. If you do not know the ultimate source of the information you have received, you should not trade in the securities until you have taken reasonable steps to assure that the ultimate source of the information is not an “Insider.” When you do not know the ultimate source of your information, there is a risk that the information was initially leaked by an “Insider” through the breach of a duty. The reason for taking steps to ascertain the source of the information is to reduce that risk. If you learn that the source of material information is an “Insider,” you should not trade in the security to which the information pertains until you ascertain that the information is public.

          While the rule against insider trading is dependent upon a showing that the Insider who leaked the information did so through a breach of duty, it will, in most instances, be very difficult to ascertain whether such a breach occurred in connection with the release of information. There are various contexts in which a person breaches a duty by transmitting material, non-public information. For example, an officer of an issuer violates his duty if he intentionally transmits material, non-public information concerning the company without any justifiable business purpose and the officer knows or should know that the recipient of the information will trade in the issuer’s securities after receiving such information. A secretary of a law firm working on a merger breaches her duty to the law firm by revealing information about the issuer which is the subject of the merger. The printer at a print shop who is working on disclosure documents which have not yet been filed with the SEC breaches his duty to his employer by disclosing information about the impending transaction.

          Because it is difficult to know whether an Insider is breaching a duty by disclosing information to you, as a cautionary measure, you should not trade in a security when you have received material, non-public information about the security from an Insider, regardless of whether you have been able to ascertain that the information was disclosed in connection with a breach of a duty.

b.	What Is Material Information?

          Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this standard applies to information which, if disclosed, is likely to have a substantial effect on the price of a company’s securities. No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. However, if the information you have received is, or could be, a factor in your trading decision, you must assume that such information is material.

          While “material” information can cover many things, information or other guidance with respect to the following matters are generally considered material:

•	Earnings;

•	Mergers, acquisitions, tender offers, joint ventures, or changes in assets;

•	New products or discoveries;

•	Developments regarding customers or suppliers (such as acquisition or loss of a contract);

•	Changes in control or management;

•	Changes in auditors, or auditor notification that the issuer may no longer rely on the audit report;

•

Events regarding the issuer’s securities such as: defaults, redemptions, splits, repurchase plans, changes in dividends, changes in rights of holders, sales of securities and/or bankruptcies/receiverships.

          Information relating to the market for a security, such as a significant purchase or sale order, also may be material.

          If you are not sure whether information you have received is material, you should discuss it with the Chief Compliance Officer before trading on such information.

          The Securities and Exchange Commission (the “SEC”) considers one kind of information -- earnings guidance -- to virtually always be material. When an issuer official engages in a private conversation with an analyst or a fund manager who is seeking guidance about earnings estimates, the issuer official is taking on a high degree of risk that he or she may be disclosing material, non-public information. If the issuer official communicates non-public information selectively to the analyst or the fund manager that the Company’s anticipated earnings may be higher than, lower than, or even the same as, what analysts have been forecasting, there is a risk that the issuer official is violating Regulation FD which prohibits selective disclosure of material non-public information.

          While an analyst or fund manager who receives such selective disclosure is not subject to the prohibitions of Regulation FD, you should, nevertheless, avoid soliciting such selectively disclosed information. In this regard, you should be wary of the kind of information you receive from an issuer official immediately following the end of an issuer’s fiscal quarter or year end before the results of the fiscal period are publicly released. This does not mean that conversations with issuer officials are prohibited during the period between the end of a fiscal period and the issuer’s public release of earnings information; it just means that you should be cautious in such conversations and, if the information received is too specific, you should refrain from trading until you discuss what you have received with the Chief Compliance Officer.

          The Company’s research efforts may sometimes include contacting customers and suppliers of an issuer and visiting retail or distribution centers for the issuer’s products. When such field research is conducted, you should always use your actual name. It is not necessary to disclose your affiliation with the Company, but you should not affirmatively misrepresent your affiliation. It is permissible to discuss the issuer with employees of the issuer to obtain general information; however, if you believe that you may have received material, non-public information, you should discuss what you have received with the Chief Compliance Officer in order to evaluate our ability to trade in the securities to which the information pertains.

          Lastly, you should understand that, although you are not permitted to trade while in possession of material, non-public information which emanated from an Insider who breached their duty, the SEC itself has recognized that you are permitted to gather non-material pieces of non-public information “to create a mosaic from which a material, non-public conclusion may be drawn” as the insider trading laws are not intended to restrict such activity and analysis.

c.	When Is Information Public?

          Information is “public” when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC, publication on the Dow Jones Newswires, The Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

          If you are not sure whether information you have received is public you should discuss it with the Chief Compliance Officer before trading on such information.

          Information furnished by an issuer in a webcast or conference call which is publicly announced in advance and made available to analysts, investment managers and the general investing public also would be deemed public. On the other hand, information provided by an officer of an issuer in a one-on-one private conversation with an analyst or fund manager would generally not be deemed public information. Consequently, you should be careful in having one-on-one conversations with Insiders since it is possible that material information which has not yet been publicly disseminated might be disclosed in such conversations. If it is, you should not trade in the subject security until the information is public.

          Rumors do not necessarily constitute public information. If the so-called “rumor” is reported as a rumor in the financial press, then you can consider it public. However, if it is not disseminated in a manner that constitutes “public” information as described above you run the risk that the information is non-public and, if it is both material and was disclosed, directly or indirectly, through the breach of a duty, you may be prohibited from trading on the basis of it. That is why you should always try to ascertain the original source of information that you receive. One acceptable way to determine whether a “rumor” is publicly available would be to call the issuer’s public relations officer and inquire as to whether the company has publicly confirmed or denied the rumor. You should not contact any other officer or employee of the issuer to determine the accuracy of a rumor because a confirmation or a denial of the rumor could, in itself, constitute non-public information.

d.	Possession of the Information Is Enough to Prohibit Trading

          The SEC takes the position that a party who is in possession of improperly obtained material, non-public information concerning an issuer may not trade in the issuer’s securities regardless of whether the person is relying on the information in making the trade. According to the SEC, possession is enough to create liability, and it is not a defense to an insider trading violation that you did not rely upon the information you possessed when you made the trade.

3.	Tender Offers

          Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of Inside Information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. The Company’s Supervised Persons should exercise particular caution any time they believe that they may have become aware of any non-public information (regardless of how trivial such information may be) relating to a tender offer.

4.	Misappropriated Information

          There may be circumstances in which you may obtain information about an issuer from persons who are not employed by, or owe a duty of confidentiality to, the issuer and are not deemed to be Insiders or Temporary Insiders. Such non-insiders may be persons who have, or are employed with companies who have, arms-length dealings with the issuer, such as vendors and suppliers.

          “Non-insiders” should be distinguished from “quasi-insiders.” A quasi-insider is someone who possesses a relationship with the issuer that gives him or her access to confidential information about the issuer and has a duty to keep such information confidential. An attorney, accountant or consultant to the issuer is a typical example of a quasi-insider. You should not solicit or obtain information about the issuer from quasi-insiders.

          While you should not solicit information from quasi-insiders, it is permissible for you to solicit information from non-insiders concerning the issuer. You should not, under any circumstances, however, provide any form of payment or item of value to non-insiders in exchange for the information. In addition, you should understand that an employee of a non-insider entity such as a supplier, vendor or other entity which has arms-length dealings with the issuer, while not owing a duty of confidentiality to the issuer, may owe a duty to his or her own employer not to disclose confidential information to persons such as analysts or fund managers. Though you may not know, in a particular situation, whether such employee has a duty of confidentiality, if you do learn, based on the circumstances, that the employee would be breaching any duty to his employer by disclosing the information to you, you should not obtain such information from that person.

          Lastly, if an investor in one of the Funds (or in the future, in a Managed Account that the Company manages) is a vendor or supplier of, or has any other business or personal relationship with, an issuer whose securities you are researching, you should not discuss the issuer with that investor.

5.	Restrictions on Disclosure

          It is possible that material nonpublic information may be obtained from time to time in the course of employment related activities performed on behalf of the Company. The Company’s officers and Supervised Persons may not disclose any inside information (whether or not it is material) relating to the Company, its investors or any securities transactions to any person outside the Company (unless such disclosure has been authorized by the Company’s Chief Compliance Officer). Inside information may not be communicated to anyone inside or outside of the Company, except among the Company’s deal team members on a “need to know” basis. This information must also be secured. For example, you should restrict access to your paper files and computer files and be aware that conversations containing inside information, if appropriate at all, should be conducted in private.

6.	Penalties

          Penalties for communicating or trading on material nonpublic information are severe, both for individuals involved in such unlawful conduct and for their employers. The unlawful use of inside information subjects the person engaged in the unlawful trading and, among others, his or her employer to civil liability (even if the employee or employer does not personally benefit from the violation). For a party’s first insider trading violation, the SEC may impose against controlling persons civil penalties of $1MM or three times any profits obtained or losses avoided and may impose against corporations civil penalties of $2.5MM for failing to take proper steps to prevent insider trading or tipping violations by those who are under their supervision.

          The law requires broker-dealers and investment advisers to adopt, maintain and enforce written insider trading policies and procedures designed to prevent the misuse of material nonpublic information by their directors, officers and employees. Failing to do so can be a predicate for an SEC disciplinary action or, if violations occur, an SEC suit to recover the civil penalties from controlling persons and violators. Violators are also subject to criminal penalties.

          The Company takes its obligation to detect and prevent insider trading with the utmost seriousness. You must understand that in addition to criminal and civil liability that may result from insider trading, the Company may impose penalties for breaches of the policies and procedures contained in this manual, even in the absence of any indication of insider trading. Depending on the nature of the breach, penalties may include a letter of censure, profit “give ups”, fines, referrals to regulatory and self-regulatory bodies and dismissal.

7.	Self-Reporting

          You must notify the Chief Compliance Officer immediately if you have any reason to believe that a violation of the Company’s insider trading policy has occurred or is about to occur, whether such violation involves you or other Supervised Persons of the Company. Failure to do so constitutes grounds for disciplinary sanctions, including dismissal.

B.	Personal Securities Transactions

1.	Who Must Comply – All Access Persons and All Employees

          The policies and procedures applicable to the personal securities transactions of the Company’s employees (which includes its Access Persons) are contained herein.

          The term “Access Person” is a functional definition that refers to any Supervised Person that performs the following functions:

•	Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any “reportable fund”[5]; or

•	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

          In addition, the term “Access Persons” includes portfolio management personnel and any client service representative who communicates investment advice to clients since the SEC believes that such a person is in a position to take advantage of his or her inside knowledge.

          Since this Company’s primary business is to provide investment advisory services, all of the Company’s directors, officers and partners are presumed to be Access Persons pursuant to Rule 204A-1(e)(1)(ii) under the Advisers Act. Further, the Company treats all of its employees as Access Persons as well. The term employees is used throughout and also includes all directors, officers and members.

          Finally, note that administrative, technical, and clerical personnel may also be Access Persons if their functions or duties give them access to nonpublic information.

          Pursuant to Rule 204-2(a)(13)(ii) under the Advisers Act, the Company is required to maintain a list of the Company’s Access Persons – both present and past Access Persons (within the past five years). To comply with Rule 204-2(a)(13)(ii), the Chief Compliance Officer is responsible for compiling and maintaining the list of the Company’s Access Persons.

5 The term “reportable fund” means (i) any fund which an adviser serves as an investment adviser as defined in Section 2(a)(2) of the Investment Company Act of 1940, as amended; or (ii) any fund whose investment adviser or principal underwriter controls the adviser, is controlled by the adviser, or is under common control with the adviser. See Rule 204A-1(e)(9) under the Advisers Act.

2.	Reportable Securities

          Pursuant to Rule 204A-1(b) under the Advisers Act, Access Persons must disclose their holdings and transactions with respect to certain securities referred to as “reportable securities.” The term “reportable security” refers to a security as defined in Section 202(a)(18) of the Advisers Act. This definition is very broad and includes any:

•	Note;

•	Stock;

•	Treasury stock;

•	Security future;

•	Bond, debenture;

•	Evidence of indebtedness;

•	Certificate of interest or participation in any profit-sharing agreement;

•	Collateral trust certificate;

•	Pre-organization certificate or subscription;

•	Transferable share;

•	Investment contract;

•	Voting-trust certificate;

•	Certificate of deposit for a security;

•	Fractional undivided interest in oil, gas, or other mineral rights;

•

Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

•	Any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency;

•	In general, any interest or instrument commonly known as a “security”; or

•	Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subject to or purchase any of the foregoing.[6]

          Excluded from the definition of “reportable security” are the following types of financial products:

•	Direct obligations of the government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds registered in the U.S. other than “reportable funds”; and

6 See Section 202(a)(18) of the Advisers Act.

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

3.	Personal Trading Procedures

          As described herein the Company has established procedures to minimize the risks that “employees” will seek to trade unlawfully through their own “employee accounts” or through “employee related accounts.” All employees must disclose the “reportable securities” in which they have direct beneficial ownership or indirect beneficial ownership.7

          For the purposes of the foregoing, “employee accounts” shall be deemed to include all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more of the Company’s employees has a substantial proportionate economic interest. A substantial proportionate economic interest will generally be 10% of the principal amount of an account in which a Company employee has an interest. Investment partnerships and similar indirect means of ownership shall also be included in the foregoing definition of employee accounts.

          For the purposes of the foregoing, “employee related accounts” shall be deemed to include any account of the type specified in the immediately preceding paragraph in which direct beneficial ownership is held by one or more members of a Company employees’ immediate family sharing the same household. For the purposes of the foregoing, “immediate family” shall be deemed to include a Company employees’ spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and adoptive relationships.

          The Company’s policy is to require periodic submissions and supervisory reviews as follows:

a.	Initial Holdings Reports[8] and Annual Holdings Reports

(i)	Obligation

          Upon commencing employment with the Company and at any time requested to do so by the Company, all employees must provide the Company’s Chief Compliance Officer (or its designee) a list substantially in the form attached hereto as Exhibit B (Initial Holdings Report)

7 “Beneficial ownership” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

“Indirect beneficial ownership” means the securities held by members of a person’s immediate family (spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and adoptive relationships) sharing the same household.

8 The effective date of Rule 204A-1 of the Advisers Act is August 31, 2004. Registered investment advisers must comply with Rule 204A-1 by February 1, 2005. By February 1, 2005, a registered investment adviser must have an Initial Holdings Report from each Access Person. As such, by February 1, 2005, it is the Company’s policy that all employee (which includes Access Persons) are required to submit his or her Initial Holdings Report to the Chief Compliance Officer or its designee.

and as Exhibit C (Annual Holdings Report) of all securities positions in employee accounts and employee related accounts that are “reportable securities.” See Exhibit B: Initial Holdings Report; Exhibit C: Annual Holdings Report. The Initial Holdings Report must be submitted no later than ten (10) days after the person becomes an employee of the Company and the information it contains must be current as of a date not more than forty-five (45) days prior to such person becoming an employee. With respect to the Annual Holdings Report, the Annual Holdings Report must be current as of a date no more than forty-five (45) days prior to the date the Annual Holdings Report was submitted.

(ii)	Content of the Initial Holdings Report and Annual Holdings Report

          The Initial Holdings Report and the Annual Holdings Report each must contain, at a minimum, the following information:

•

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each “reportable security” in which the employee has any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with which the employee maintains an account in which any securities are held for the employee’s direct or indirect benefit; and

•	The date the employee submits the report.

(iii)	Exceptions

          An employee is not required to report securities held in accounts over which the employee had no direct or indirect influence or control.

b.	Quarterly Transaction Reports

(i)	Obligation

          Any employee that engages in personal securities trading with respect to “reportable securities” must submit Quarterly Transaction Reports in the form attached hereto as Exhibit D (Quarterly Transaction Report) to the Chief Compliance Officer (or its designee) that are due no later than thirty (30) days after the close of the calendar quarter.

(ii)	Content of Quarterly Transaction Reports

          The Quarterly Transaction Report must contain, at a minimum, the following information about each transaction that results in any direct or indirect beneficial ownership:

•

The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each “reportable security” involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected; and

•	The date the employee submits the Transaction Report

(iii)	Alternative to Quarterly Transaction Report – Brokerage Statements and Trade Confirmations

          As an alternative, employees may submit brokerage statements or trade confirmations in lieu of the Quarterly Transaction Report as long as the information listed above is contained in such brokerage statements or trade confirmations. Moreover, such statements or confirmations must be received by the adviser no later than thirty (30) days after the close of the calendar quarter in which the transaction takes place. Note that it is permissible for some of the required information to appear in the statements or confirmations and for the remainder of the required information to be reported in the Quarterly Transaction Report. Employees that wish to submit brokerage statements in lieu of submitting quarterly reports must give the Chief Compliance Officer written prior notice of his or her intention to do so.

(iv)	Exceptions

          An employee is not required to report securities held in accounts over which the Access Person/employee had no direct or indirect influence or control.

          An employee is not required to report securities transactions effected pursuant to an automatic investment plan.9

          Any employee that does not engage in any personal securities transactions during a calendar quarter is not required to submit a quarterly transaction report.

c.	Personal Securities Transactions that Require Prior Approval

          Employees must obtain prior written approval from the Chief Compliance Officer before investing in initial public offerings (“IPOs”) or limited offerings (i.e., private placements). For the purposes of this Policy, the term “limited offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) of the Securities Act commonly referred to as private placements.

9 An “automatic investment plan” is defined to mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. See Rule 204A-1(e)(2) under the Advisers Act.

          Employees that wish to purchase IPOs or securities of limited offerings must complete and submit the Request for Prior Approval to Purchase Initial Public Offerings or Private Placements attached hereto as Exhibit E. See Exhibit E: Request for Prior Approval to Purchase Initial Public Offerings or Private Placements.

          In the event the Chief Compliance Officer wishes to purchase initial public offerings or the securities of a private placement for his or her own employee account, the Chief Compliance Officer must complete the Request for Prior Approval to Purchase Initial Public Offerings or Private Placements and obtain prior written approval from the managing member (the “Managing Member”) of Circle SSS, LLC, the Company’s managing member.

          All approvals or disapprovals of a request for prior approval with respect to initial public offerings or private placements are memorialized in writing by the Chief Compliance Officer (and the Managing Member if applicable).

d.	Prior Notice and Approval – Securities Generally

          An employee may not buy or sell any securities for an employee account or employee related account without giving the Chief Compliance Officer prior notice of his or her intention to buy or sell such securities and receiving prior approval from the Chief Compliance Officer. The purpose of giving prior notice to and getting prior approval from the Chief Compliance Officer is to confirm that a security is indeed approved prior to the purchase.

          An employee must complete and submit a Prior Notice to Buy or Sell a Security attached hereto as Exhibit F. See Exhibit F: Prior Notice to Buy or Sell a Security. The following information must be furnished:

•	The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each reportable security involved;

•	The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

•	The price of the security at which the transaction was effected;

•	The name of the broker, dealer or bank with or though which the transaction was effected; and

•	The date the employee submits the Prior Notice to Buy or Sell a Security.

          Notwithstanding the preceding, prior notice is not required for transactions in securities that are:

•	Direct obligations of the government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds registered in the U.S. other than “reportable funds”; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

          Under certain circumstances, the Company reserves the right to cancel any employee account order or transaction. If a transaction is cancelled, the employee will bear the risk of loss and the Company (or its designee) will retain any profit associated with such cancellation.

          If an employee holds a position that subsequently becomes a position held by the Company on behalf of a Fund and/or a Managed Account, the employee may liquidate the position with a market order at the open of the next business day (employees out of the office will be given a one day grace period).

          Employees are not permitted to trade without the prior consent of the Chief Compliance Officer of the Company who may reject any trade deemed not in the best of interests of the Company or its clients.

C.	Review of Employees Personal Securities Reports

          The Chief Compliance Officer (or its designee) is responsible for reviewing the employees’ Quarterly Transaction Reports as well as the Initial Holdings Report and the Annual Holdings Report as part of the Company’s duty to maintain and enforce its Code of Ethics. When conducting a review of the Company’s employees’ Quarterly Transaction Reports, the assessment is to cover the following (as applicable):

•	Whether the employee followed any required internal procedures, e.g. pre-clearance;

•

An assessment of whether the employee is trading for his or her own account in the same securities that he or she is trading for the Funds’ portfolios and/or]the clients’ Managed Accounts (if applicable), and if so whether the Funds and/or the Managed Accounts (if applicable) are receiving terms as favorable as the employee takes for himself or herself;

•	Periodically analyzing each employee’s trading for patterns that may indicate abuse, including market timing;

•

Investigating any substantial disparities between the quality of performance the employee achieves for his or her own account and what he or she achieves for the Funds and/or the Managed Accounts (if applicable); and

•

Investigating any substantial disparities between the percentage of trades that are profitable when the employee trades for his or her own account and the percentage that are profitable when he or she places trades for the Funds and/or the Managed Accounts (if applicable).

          In instances (if any) when the Chief Compliance Officer has engaged in personal securities transaction, the Managing Member shall review the Chief Compliance Officer’s Quarterly Transaction Reports, brokerage statements and trade confirmations.

D.	Outside Business Activities and Private Investments of Employees

          All employees are required to devote their full time and efforts to the Company’s business. In addition, no person may make use of either his or her position as an employee or information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the Company’s interests.

          To assist in ensuring that such conflicts are avoided, you must obtain the written approval of the Company’s Managing Member and Chief Compliance Officer prior to:

•

Serving as director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, non-profit and political organizations.

•	Serving as a registered representative of any broker-dealer.

•

Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies. (Investments in publicly traded companies may require prior approval in accordance with employee trading procedures.)

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

•	Acting, or representing that the employee is acting, as agent for the Company or any other firm in any investment banking matter or as a consultant or finder.

•

Forming or participating in any stockholders’ or creditors’ committee that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest.

•

Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

          Every employee is required to complete the disclosure form enclosed as Exhibit G and have the form approved by the Company’s Managing Member and Chief Compliance Officer prior to serving in any of the capacities or making any of the investments described heretofore. See Exhibit G: Outside Activities and Private Investments of Current Employees. In addition, an employee must advise the Company’s Managing Member and Chief Compliance Officer if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

III.	DESCRIPTION OF CODE OF ETHICS IN PART II OF FORM ADV

          The Company is required to describe its Codes of Ethics to clients in Part II of Form ADV and, upon request, to furnish clients with a copy of the Code of Ethics.

          The Chief Compliance Officer is responsible for submitting and updating the Company’s Code of Ethics policy in Part II of its Form ADV.

          If a client requests a copy of our Code of Ethics, the Company shall provide such copy without cost.

IV.	REPORTING VIOLATIONS

A.	Obligation

          All Supervised Persons (any officer, director, partner and employee of the Company) are required to report actual or known violations or suspected violations of the Company’s Code of Ethics promptly to the Chief Compliance Officer. It is of utmost importance that you report violations or suspected violations in order to maintain the integrity of this Company.

          You are to report, without limitation, the following:

	•	Noncompliance with applicable federal securities laws, rules and regulations;

	•	Fraud or illegal acts involving any aspect of the Company’s business;

	•	Material misstatements in regulatory filings, internal books and records, client records or reports;

	•	Activity that is harmful to clients; and

	•	Deviations from the Company’s controls and procedures that safeguard the client and the Company.

B.	Confidentiality

          Any report of a violation or suspected violation of the Code of Ethics will be treated as confidential to the extent permitted by law. Any report of a violation or suspected violation may be submitted anonymously.

C.	Retaliation

          Retaliation against a Supervised Person who reports a violation or suspected violation is prohibited and constitutes a violation of our Code of Ethics.

V.	ANNUAL REVIEW

          As part of the Company’s obligations to conduct an annual review of all of its policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act, the Chief Compliance Officer shall review on an annual basis the adequacy of the Code of Ethics and the effectiveness of its implementation.

          Any findings or recommendations shall be memorialized in writing and presented to the Company’s senior management for consideration.

VI.	RECORDKEEPING AND CONFIDENTIALITY

A.	Documents to Maintain

          As amended, Rule 204-2(a)(12)(i)-(iii) under the Advisers Act requires the Company to keep the following:

•	Copies of the Code of Ethics;[10]

•	Records of violations of the Code of Ethics and actions taken as a result of the violations; and

•	Copies of the Company’s employees’ written acknowledgement of receipt of the Code of Ethics.[11]

          As amended, Rule 204-2(a)(13)(i)-(iii) under the Advisers Act requires the Company to keep the following:

•

Records of the (in our situation), all employees’ personal trading – Initial Holdings Reports, Annual Holdings Reports, and Quarterly Transaction Reports, including any information provided under Rule 204A-1(b)(3)(iii) in lieu of such reports, i.e., brokerage confirmations and transaction reports;

•	A record of the names of the Company’s Access Persons;[12] and

•	Records of decisions, and the reasons supporting the decision to approve an employee’s acquisition of securities in initial public offerings or limited offerings.[13]

•	Records of decisions, and the reasons supporting the decision to approve the Chief Compliance Officer’s acquisition of securities in initial public offerings or limited offerings

          All reports and records prepared or maintained pursuant to this Code of Ethics will be considered confidential and shall be maintained and protected accordingly to the extent permitted

10 The code of ethics must be kept for five (5) years after the last date the code was in effect.

11 Supervised person acknowledgements of the code of ethics must be kept for five (5) years after an individual ceases to be a supervised person.

12 The list of access persons must include every person who was an access person at any time within the past five (5) years, even if some of then are no longer access persons of the adviser.

13 Records related to the decision approving an access persons’ acquisition of IPOs or limited offerings must be kept for at least five (5) years after the end of the fiscal year in which the approval is granted.

by applicable laws, rules and regulations. Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the appropriate officers and employees of the Company and its counsel.

B.	Duration

          Such documents collected, generated and retained pursuant to Rule 204A-1 under the Advisers Act are maintained for five (5) years, in an easily accessible place, the first two years at the Company’s principal place of business.

VII.	ACKNOWLEDGEMENT OF THE CODE OF ETHICS

          Each employee will execute a written statement certifying that the employee has (i) received a copy of the Company’s Code of Ethics; (ii) read and understands the importance of strict adherence to such policies and procedures; and (iii) agreed to comply with the Code of Ethics. See Exhibit A: Acceptance of the Code of Ethics.

          Note that from time to time supplemental memoranda will update the contents of the Company’s Code of Ethics.

Exhibit A: Acceptance of the Code of Ethics

Section I: Acknowledgment of Code of Ethics to Comply.

I hereby certify that I have received and read the policies and procedures set forth in the Code of Ethics. I understand the policies and procedures contained in the Code of Ethics and I agree to comply with such policies and procedures during the course of my employment with Circle T Explorer Asset Management, LLC, its subsidiaries or affiliates. I also understand that any violation of these legal requirements, policies and procedures may subject me to dismissal and civil or criminal penalties.

_______________________________________________
Signature	Date

Section II: Affirmation of Prior Compliance

Since the time of my last affirmation, I have complied with all policy provisions contained in Circle T Explorer Asset Management, LLC’s Code of Ethics.

_______________________________________________
Signature	Date

Exhibit B: Initial Holdings Report

Each employee of the Company must provide the Company with a list of all “reportable securities” positions in “employee accounts” and “employee related accounts” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account:

Outside Accounts (Securities and Commodities)

Account Information:

1.	Name of Employee:____________________________________________________________________________________

2.	Name of Employee/Related Account:______________________________________________________________________

3.	Account Number:______________________________________________________________________________________

4.	Financial Institution Carry Account:________________________________________________________________________

5.	Financial Institution Address:_____________________________________________________________________________

6.	Financial Institution Telephone Number:____________________________________________________________________

Transaction Information:

7.	Name and type of Security:______________________________________________________________________________

8.	Symbol or CUSIP Number: ______________________________________________________________________________

9.	Quantity:__________________________________

10.	Principal Amount:________________________________________

11.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date ____________________Other:_______________

12.	Execution Price:__________________________________________________________________________________

Accounts Managed by Other Advisers

Account Information:

1.	Name of Employee:____________________________________________________________________________________

2.	Name of Employee/Related Account: ______________________________________________________________________

3.	Account Number:______________________________________________________________________________________

4.	Name of Adviser:______________________________________________________________________________________

5.	Adviser’s Address:_____________________________________________________________________________________________

6.	Adviser’s Telephone Number: ___________________________________________________________________________

Transaction Information:

7.	Name and Type of Security:_____________________________________________________________________________

8.	Symbol or CUSIP Number:______________________________________________________________________________

9.	Quantity:___________________________________

10.	Principal Amount:___________________________________

11.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date ____________________Other:_______________________

12.	Execution Price:__________________________________________________________________________________________

Private Investment Vehicles

          Name of Private Placement Vehicle:

          Are you or a family member a limited partner, member, general partner or managing member?:

          Name of general partner/managing member:

I HEREBY CERTIFY THE FOLLOWING:

In making this Initial Holdings Report, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information. All information is current as of a date no more than forty-five (45) days prior to the date hereof.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE SECURITIES THAT I HOLD.

___________________________________________________________________________________________________________________
EMPLOYEE SIGNATURE DATE SIGNATURE OF CHIEF COMPLIANCE OFFICER DATE

Exhibit C: Annual Holdings Report

Each employee of the Company must provide the Company with a list of all “reportable securities” positions in “employee accounts” and “employee related accounts” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account:

Outside Accounts (Securities and Commodities)

Account Information:

1.	Name of Employee:__________________________________________________________________________________

2.	Name of Employee/Related Account:____________________________________________________________________

3.	Account Number:____________________________________________________________________________________

4.	Financial Institution Carry Account:______________________________________________________________________

5.	Financial Institution Address:__________________________________________________________________________

6.	Financial Institution Telephone Number:_________________________________________________________________

Transaction Information:

7.	Name and type of Security:____________________________________________________________________________

8.	Symbol or CUSIP Number: ___________________________________________________________________________

9.	Quantity:____________________________

10.	Principal Amount:__________________________________

11.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date ________________Other:______________

12.	Execution Price:______________________________________________________________________________

Accounts Managed by Other Advisers

Account Information:

1.	Name of Employee:_________________________________________________________________________________

2.	Name of Employee/Related Account: ___________________________________________________________________

3.	Account Number:___________________________________________________________________________________

4.	Name of Adviser:___________________________________________________________________________________

5.	Adviser’s Address:__________________________________________________________________________________

6.	Adviser’s Telephone Number: ________________________________________________________________________

Transaction Information:

7.	Name and Type of Security:___________________________________________________________________________

8.	Symbol or CUSIP Number:____________________________________________________________________________

9.	Quantity:___________________________________

10.	Principal Amount:___________________________________

11.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date ____________ Other:______________

12.	Execution Price:__________________________________________________________________________________________

Private Investment Vehicles

          Name of Private Placement Vehicle:

          Are you or a family member a limited partner, member, general partner or managing member?:

          Name of general partner/managing member:

I HEREBY CERTIFY THE FOLLOWING:

In making this Annual Holdings Report, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information. All information is current as of a date no more than forty-five (45) days prior to the date hereof.

•	THE TRANSACTION(S) DO NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT THAT HAVE NOT RECEIVED PRIOR APPROVAL FROM THE CHIEF COMPLIANCE OFFICER.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE PROPOSED TRADE.

___________________________________________________________________________________________________________________
EMPLOYEE SIGNATURE DATE SIGNATURE OF CHIEF COMPLIANCE OFFICER DATE

Exhibit D: Quarterly Transaction Report

Each employee of the Company must provide the Company with a list of all “reportable securities” positions in “employee accounts” and “employee related accounts” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account:

Account Information:

1.	Name of Employee:_________________________________________________________________________________

2.	Name of Employee/Related Account: ___________________________________________________________________

3.	Account Number: __________________________________________________________________________________

4.	Name of Broker, Dealer or Bank (“Financial Institution”), : ___________________________________________________

5.	Financial Institution Carry Account: ____________________________________________________________________

6.	Financial Institution Address: _________________________________________________________________________

7.	Financial Institution Telephone Number: ________________________________________________________________

Transaction Information:

8.	Name of Security: __________________________________________________________________________________

9.	Symbol or CUSIP Number: ___________________________________________________________________________

10.	Quantity:___________________________________

11.	Principal Amount:___________________________________

12.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity Date _________ Other: ____________________

13.	Interest Rate:___________________________________

14.	Nature of Transaction:____________________________ Buy: ☐ or Sell: ☐ Other: ____________________

15.	Execution Price:____________________________________________________________________________________

16.	Date of Transaction:___________________________________

17.	The investment opportunity is of limited availability: Yes ☐ No ☐

I HEREBY CERTIFY THE FOLLOWING:

In making this Quarterly Transaction Report, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information. All information is current as of a date no more than thirty (30) days prior to the date hereof.

•	THE TRANSACTION(S) DO NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT THAT HAVE NOT RECEIVED PRIOR APPROVAL FROM THE CHIEF COMPLIANCE OFFICER.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE SECURITIES THAT I HOLD.

_______________________________________________________________ _____________________________________________________________
EMPLOYEE SIGNATURE DATE SIGNATURE OF CHIEF COMPLIANCE OFFICER DATE

Exhibit E: Request for Prior Approval to Purchase Initial Public Offerings
or Private Placements

Each employee of the Company must obtain prior approval in order to purchase initial public offerings or private placements. Please provide the following information with respect to each such account:

Account Information:

1.	Name of Employee:_________________________________________________________________________________

2.	Name of Employee/Related Account: ___________________________________________________________________

3.	Account Number: __________________________________________________________________________________

4.	Financial Institution Carry Account: ____________________________________________________________________

5.	Financial Institution Address: ________________________________________________________________________

6.	Financial Institution Telephone Number: ________________________________________________________________

Transaction Information:

7.	Name of Security: __________________________________________________________________________________

8.	Symbol or CUSIP Number: ___________________________________________________________________________

9.	Quantity:___________________________________

10.	Execution Price:____________________________________________________________________________________

11.	The investment opportunity is of limited availability: Yes ☐ No ☐

I HEREBY CERTIFY THE FOLLOWING:

In making this application for approval for a transaction involving an initial public offering or a private placement in an employee or employee related account, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE PROPOSED TRADE.

I understand that if approval is granted, it only pertains to this proposed transaction and that such approval is valid on the date granted.

___________________________________________________________________________________________________________________________________________________
EMPLOYEE SIGNATURE	DATE/TIME

FOR COMPLIANCE DEPARTMENT USE ONLY

☐ Approved ☐ Disapproved

_________________________________
Signature
_________________________________
Name & Title
__________________________________
Date

Basis for decision:
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________

Exhibit F: Prior Notice to Buy or Sell a Security

Each employee of the Company must give prior notice of all “reportable securities” that he intends to buy or sell in his or her “employee account” and “employee related account” as each term is defined in the Code of Ethics. Please provide the following information with respect to each such account:

Account Information:

1.	Name of Employee:_________________________________________________________________________________

2.	Name of Employee/Related Account: ___________________________________________________________________

3.	Account Number: __________________________________________________________________________________

4.	Financial Institution Carry Account: ____________________________________________________________________

5.	Financial Institution Address: _________________________________________________________________________

6.	Financial Institution Telephone Number: ________________________________________________________________

Transaction Information:

7.	Name of Security: __________________________________________________________________________________

8.	Symbol or CUSIP Number: ___________________________________________________________________________

9.	Quantity:___________________________________ Buy: ☐ or Sell: ☐

10.	Common Stock ☐ Put ☐ Call ☐ Convertible Bond ☐ Maturity __________ Other: ______________________

11.	Interest Rate:___________________________________

12.	Execution Price:____________________________________________________________________________________

13.	The investment opportunity is of limited availability: Yes ☐ No ☐

14.      One or more client accounts owns this security. Yes ☐    No ☐  If yes, you may not buy or sell such security. If no, I am not purchasing this security for client accounts because:   ________________________________________________________

__________________________________________________________________________________________________________ __________________________________________________________________________________________________________

I HEREBY CERTIFY THE FOLLOWING:

In making this prior notice to buy or sell a security, I hereby represent that the investment decision regarding the transaction is not in any way based on material, non-public information relating to the financial instrument that is the subject of the proposed transaction or the issuer or obligor of such institution, advance knowledge of a research report to be published by the Company or another financial institution, advance knowledge of a client order or any other form or type of confidential or proprietary information.

•	THE TRANSACTION(S) DO NOT INVOLVE THE ACQUISITION OF SECURITIES IN AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT THAT HAVE NOT RECEIVED PRIOR APPROVAL FROM THE CHIEF COMPLIANCE OFFICER.

•	I AM NOT AWARE OF ANY CONFLICT OF INTEREST WITH ANY CLIENT ACCOUNT THAT WOULD EXIST AS A RESULT OF THE SECURITIES THAT I HOLD.

______________________________________________________________________________________________________________
EMPLOYEE SIGNATURE	DATE/TIME

FOR COMPLIANCE DEPARTMENT USE ONLY

☐ Approved ☐ Disapproved

______________________________________________
Signature
______________________________________________
Name & Title
______________________________________________
Date

Exhibit G: Outside Activities and Private Investments of Current Employees

All employees are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the Company’s Managing Member and Chief Compliance Officer prior to:

•

Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.

•	Serving as a registered representative of any broker-dealer.

•

Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies. (Investments in publicly traded companies may require prior approval in accordance with the Company’s personal investment policy.)

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

•	Acting, or representing that the employee is acting, as agent for the Company in any investment banking matter or as a consultant or finder.

•

Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest.

•

Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the Company’s Managing Member and Chief Compliance Officer prior to serving in any of the capacities or making any of the investments described. In addition, an employee must advise the Company if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration. Written evidence of such advice must be obtained from the Company’s Managing Member and Chief Compliance Officer.

INSTRUCTIONS:

The Company expects its full-time employees to devote their full business day to the business of the Company and to avoid any outside employment, position, association or investment that might interfere or appear to interfere with the independent exercise of the employee’s judgment regarding the best interests of the Company and its clients. Should an activity or investment be deemed a conflict of interest, or appear to create a conflict of interest, between the employee and the Company, the employee may be required to terminate such activity or investment.

______________________________________________________________________	_________________________________________
Name of Employee	Social Security Number

Section A.			GENERAL		(All employee must complete all questions in Section A.)

1.	☐	Yes	☐	No

I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than an affiliate of the Company. If yes, complete only Sections B and H.

2.	☐	Yes	☐	No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.

3.	☐	Yes	☐	No	I am seeking approval to invest (equity or debt) in or to become a creditor of an organization or entity that is not publicly traded. If yes, complete only Sections D and H.

4.	☐	Yes	☐	No	I am seeking approval to become the beneficial owner of five percent or more of a class of equity of a publicly traded organization or entity. If yes, complete only Sections E and H.

5.	☐	Yes	☐	No

I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	☐	Yes	☐	No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

 Section B.          EMPLOYMENT RELATIONSHIPS

Name of Organization or Entity:	_______________________________________________________________________________________________

Employees’ Position or Function:	_______________________________________________________________________________________________

Activity or Business of Organization or Entity:	_______________________________________________________________________________________________

Type of Organization or Entity:	_______________________________________________________________________________________________

Date Association with Organization or Entity will Commence:	_______________________________________________________________________________________________

Hours Devoted Per Day:	During Business Hours ________During Non-Business Hours ________

Annual Compensation From Organization or Entity:	_______________________________________________________________________________________________

Financial Interest in Organization or Entity:	_______________________________________________________________________________________________

To the best of your knowledge:

•	Does any material adverse information exist concerning the organization or entity:	☐	Yes	☐	No

•	Does any conflict of interest exist been the Company or any of its affiliates and the organization or entity?	☐	Yes	☐	No

•	Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐	Yes	☐	No

If yes to any of the above, please attach a full explanation.

Section C.          FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:	_________________________________________________________________________________________

Employee’s Fiduciary Capacity:	____________________________________________________________________________________________

Basis for Appointment:
(e.g., Family Related)	____________________________________________________________________________________________

Annual Compensation for Serving:	____________________________________________________________________________________________

•	Have securities or futures accounts been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?	☐	Yes	☐	No

If yes, please complete and attach employee securities/futures account disclosure form.

Section D.          PRIVATE INVESTMENTS

Name of Organization or Entity:	________________________________________________________________________________________

Type and Size of Interest:	________________________________________________________________________________________

Type of Organization or Entity:	________________________________________________________________________________________

Activity or Business of Organization or Entity:	________________________________________________________________________________________

Date Interest to be Acquired:	________________________________________________________________________________________

If Equity Interest, Percentage Ownership:	________________________________________________________________________________________

Will you be receiving any selling compensation in connection with this investment?	________________________________________________________________________________________

To the best of your knowledge:

•	Does any material adverse information exist concerning the organization or entity:	☐	Yes	☐	No

•	Does any conflict of interest exist between the Company or any of its affiliates and the organization or entity?	☐	Yes	☐	No

•	Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐	Yes	☐	No

If yes to any of the above, please attach a full explanation.

Section E.          CONTROL INTERESTS

Name of Organization or Entity:	________________________________________________________________________________________

Type and Size of Interest:	________________________________________________________________________________________

Ownership Percentage:	________________________________________________________________________________________

Type of Organization or Entity:	________________________________________________________________________________________

Activity or Business of Organization or Entity:	________________________________________________________________________________________

Type of Organization or Entity:	________________________________________________________________________________________

Date Interest to be Acquired	________________________________________________________________________________________

To the best of your knowledge:

•	Does any material adverse information exist concerning the organization or entity:	☐	Yes	☐	No

•	Does any conflict of interest exist between the Company or any of its affiliates and the organization or entity?	☐	Yes	☐	No

•	Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐	Yes	☐	No

If yes to any of the above, please attach a full explanation.

Section F.          CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (If Applicable):	_______________________________________________________________________________________

Target Organization or Entity:	_______________________________________________________________________________________

Activity or Business of Organization or Entity:	_______________________________________________________________________________________

Type of Organization or Entity:	_______________________________________________________________________________________

Employee Role or Function:	_______________________________________________________________________________________

To the best of your knowledge:

•	Does any conflict of interest exist between the Company or any of its affiliates?:	☐	Yes	☐	No

•	Does the organization or entity have a business relationship with the Company or any of its affiliates?	☐	Yes	☐	No

If yes to any of the above, please attach a full explanation.

Section G.          ARBITRATION/LITIGATION

Employee Role:	Plaintiff	☐	Defendant	☐	Witness	☐

Title of Action:	___________________________________________________________________________________________________________

Description of Action:	___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

To the best of your knowledge:

•	Is the Company or any of its affiliates involved in or affected by this action?	☐	Yes	☐	No

•	Is the Company or any of its affiliates, counterparties or vendors involved in or affected by this action?	☐	Yes	☐	No

If yes to any of the above, please attach a full explanation.

Section H.          EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the Company’s Managing Member and Chief Compliance Officer prior to engaging in outside activities or making certain investments, as more fully described in the Company’s policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the Company’s Managing Member and Chief Compliance Officer promptly if the information herein changes or becomes inaccurate.

____________________________________________________________________________	______________________________________
Signature of Employee	Date

Section I.          SUPERVISORY APPROVAL/NOTIFICATION

____________________________________________________________________________	______________________________________
Signature of Chief Executive Officer	Date

____________________________________________________________________________	______________________________________
Signature of Chief Compliance Officer	Date

TETRA CAPITAL MANAGEMENT, LLC

CODE OF ETHICS

Adopted October 5, 2004

I.	INTRODUCTION

High ethical standards are essential for the success of Delta and its affiliates and to maintain the confidence of individual clients and investors and limited partners in the investment funds (collectively the “clients”) managed by Delta. Delta’s long-term business interests are best served by adherence to the principle that the interests of clients come first. All personnel of Delta, including directors, officers, and employees of Delta, must put the interests of Delta’s clients before their own personal interests and must act honestly and fairly in all respects in dealing with clients. All personnel of Delta must also comply with all federal securities laws. In recognition of Delta’s fiduciary duty to our clients and Delta’s desire to maintain high ethical standards, Delta has adopted this Code of Ethics (“Code of Ethics”) containing provisions designed to (1) prevent improper personal trading; (2) identify conflicts of interest; (3) provide a means to resolve any actual or potential conflicts in favor of Delta’s clients.

Adherence to the Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment by Delta. If you have any doubt as to the propriety of any activity, you should consult with the Compliance Officer, who is charged with the administration of this Code of Ethics.

II.	DEFINITIONS

1.

Access Person means (i) any partner, officer, director, member, or employee of Delta, or other person who provides investment advice on behalf of Delta and is subject to the supervision and control of Delta and (ii) who has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding portfolio holdings of any reportable fund or who is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.

2.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

3.

Beneficial Ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest other than the receipt of an advisory fee.

	4.	Covered Person means any director/manager, officer, employee or Access Person of Delta.

	5.	Personal Account means any account in which a Covered Person has any beneficial ownership.

6.

Reportable Security means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)), and includes any derivative, commodities, options or forward contracts relating thereto, except that it does not include:

		(i)	Direct obligations of the Government of the United States;

		(ii)	Bankers’ acceptance, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

		(iii)	Shares issued by money market funds;

(iv)

Shares issued by registered open-end funds other than exchange-traded funds and other than funds managed by Delta or registered funds whose adviser or principal underwriter controls Delta, is controlled by Delta, or is under common control with Delta, if applicable (each a “Reportable Fund”); and

		(v)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds, none of which are reportable funds.

	7.	Restricted Security means any security that a client owns or is in the process of buying or selling.

8.

Short Sale means the sale of securities that the seller does not own. A Short Sale is “against the box” to the extent that the seller contemporaneously owns or has the right to obtain securities identical to those sold short, at no added cost.

III.	APPLICABILITY OF CODE OF ETHICS

Personal Accounts of Covered Persons. This Code of Ethics applies to all Personal Accounts of all Covered Persons.

A Personal Account also includes an account maintained by or for:

•	A Covered Person’s spouse (other than a legally separated or divorced spouse of the Covered Person) and minor children;

		•	Any immediate family members who lives in the Covered Person’s household;

•

Any persons to whom the Covered Person provides primary financial support, and either (i) whose financial affairs the Covered Person controls, or (ii) for whom the Covered Person provides discretionary advisory services;

		•	Any partnership, corporation or other entity in which the Covered Person has a 25% or greater beneficial interest, or in which the Covered Person exercises effective control.

A comprehensive list of all Covered Persons and Personal Accounts will be maintained by Delta’s Compliance Officer.

IV.	RESTRICTIONS ON PERSONAL INVESTING ACTIVIES

1.

General. It is the responsibility of each Covered Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Covered Persons may be effected only in accordance with the provisions of this Section.

2.

Preclearance of Transaction in Personal Account. A Covered Person must obtain the prior written approval of a Portfolio Manager, the Compliance Officer, the Trader, or other designee, or in some cases, a combination of a Portfolio Manager(s), the Trader, and the Compliance officer (the “authorized signers”), before engaging in any transaction in his or her Personal Account. The authorized signers may approve the transaction if they conclude that the transaction would comply with the provisions of this Code of Ethics and is not likely to have any adverse economic impact on clients. A request for preclearance must be made by completing the Preclearance Form and submitting it to the Compliance Officer, or other authorized signer, in advance of the contemplated transaction. A Preclearance Form is attached as Attachment A.

Any approval given under this paragraph will remain in effect for the date of request only. Covered Person wishing to place “Good ‘Til Cancel” (“GTC”) trades or other trades longer than the date of request must obtain special clearance from the Compliance Officer, or other authorized signer, and ALL Portfolio Managers and senior analysts prior to engaging in the transaction. Otherwise GTC trades are prohibited.

	3.	Initial Public Offerings. A Covered Person shall not acquire any direct or indirect beneficial ownership in any securities in any initial public offering.

4.

Prohibitions on Trading in Restricted Securities. A Covered Person shall not execute any personal securities transaction of any kind in any Restricted Securities unless the security has not been traded by Delta or Delta has not had a pending buy or sell order for a minimum of three (3) business days. Prior to granting pre-clearance approval Delta should be reasonably certain that no additional trading in the security is planned in any Fund for a period of at least three business days after the personal trading request. Preclearance for any Restricted Securities List must be obtained by the applicable Portfolio Manager as well as the Compliance Officer or another authorized signer. Should the appropriate Portfolio Manager not be available on the day of the request, preclearance will not be granted. If the Compliance Officer is not available a second Portfolio Manager or the Trader may provide the second signature on the form.

5.	Short Sales. A Covered Person shall not engage in any short sale of a Restricted Security unless they comply with the preclearance process in 4.

6.

Private Placements and Investment Opportunities of Limited Availablility. A Covered Person may not acquire any beneficial ownership in ANY securities in any private placement of securities or investment opportunity of limited availability unless the Covered Person has been given prior written approval, preferably by the Compliance Officer.

7.

Service on Boards of Directors; Other Business Activities. A Covered Person shall not serve as a director (or similar position) on the board of any public company unless the Covered Person has received written approval from the Compliance Officer and Delta has adopted policies to address such service. Authorization will be based upon a determination that the board service would not be inconsistent with the interest of any client account. At the time a Covered Person submits the initial holdings report in accordance with Section VI(3) of this Code of Ethics, the Covered Person will submit to the Compliance Officer a description of any business activities in which the Covered Person has a significant role.

8.

Excessive Trading. Delta believes that excessive trading by its Covered Persons can raise compliance and conflicts issues. Accordingly, no Covered Persons may engage in more than 20 personal securities transactions during any 30 day period.

9.

Management of Non-Adviser Accounts. Covered Persons are prohibited from managing accounts for third parties who are not clients of Delta or serving as trustee for third parties unless the Compliance Officer preclears the arrangement and finds that the arrangement would not harm any client. The Compliance Officer may require the Covered Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances.

10.

Outside Employment – Delta requires all employees to disclose any outside employment to the principals of Delta in writing. Should a conflict of interest be identified, the matter will be brought to the attention of the Compliance Officer. In the event a resolution cannot be reached, the employee may be asked to terminate either his outside employment or his position with Delta.

V.	EXCEPTIONS FROM PRECLEARANCE PROVISIONS

In recognition of the de minimis or involuntary nature of certain transactions, this section sets forth the exceptions from the preclearance requirements. The restrictions and reporting obligations of the Code of Ethics will continue to apply to any transaction exempted from preclearance pursuant to this Section. Accordingly, the following transactions will be exempt only from the preclearance requirements of Section IV(2).

	1.	Purchases or sales that are non-volitional on the part of the Covered Person such as purchases that are made pursuant to a merger, tender offer or exercise of rights;

	2.	Purchases or sales pursuant to an Automatic Investment Plan;

	3.	Transactions in securities that are not Reportable Securities; and

4.

Transactions effected in, and the holdings of, any account over which the Covered Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).

VI.	REPORTING

1.

Duplicate Copies of Account Statements to Delta. All Covered Persons are required to direct their brokers or custodians or any persons managing the Covered Person’s account in which any securities are held to supply the Compliance Officer with the Covered Person’s monthly and quarterly brokerage statements. The transactions reported on the Broker’s statements will be reviewed and compared against client transactions (preclearance forms). Each Covered Person must notify the Compliance Officer promptly if the Covered Person opens any new account in which any securities are held with a broker or custodian or moves such an existing account to a different broker or custodian.

2.

All Covered Persons must submit to the Compliance Officer an Attestation Statement listing the names and account numbers of any brokerage firms or banks where the Covered Person maintains an account in which ANY securities are held, no later than 30 days after the end of each calendar quarter. Note that the statement should include any accounts closed and opened during the given quarter.

3.

Disclosure of Securities Holdings and Business Activities. All Covered Persons shall within 10 days of commencement of employment with the Adviser, submit an initial statement to the Compliance Officer listing all of the (i) securities in which the Covered Person has any beneficial ownership, (including title and exchange ticker, symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the Covered Person has any beneficial ownership), and the name of the broker, dealer or bank in which the securities are held; (ii) business activities in which the Covered Person has a significant role, including any service on the board of directors of a company and (iii) the names of any brokerage firms or banks where the Covered Person maintains an account in which securities are held. The initial statement must be submitted no later than 10 days after the date that the person becomes a Covered Person, must be dated the day the Covered Person submits the report and must contain information that is current no more than 45 days prior to the date the person becomes a Covered Person of Delta. The Covered Person shall annually submit to the Compliance Officer an updated statement, which must be current as of a date no more than 45 days prior to the date the report was submitted.

4.

Exceptions to Reporting Requirements. An Access Person need not submit any report with respect to securities held in accounts over which the Access Person has no direct or indirect influence or control or transaction reports with respect to transactions effected pursuant to an automatic investment plan.

	5.	Covered Persons must report immediately any suspected violations to the Compliance Officer.

	6.	Transactions Subject to Review. The transactions reported on the Broker’s statements and/or confirmations will be reviewed and compared against client transactions (preclearance forms).

VII.	RECORD KEEPING

The Compliance Officer shall keep in an easily accessible place for at least five (5) years copies of this Code of Ethics, all Broker’s Confirmations (if applicable) and periodic statements and reports of Covered Persons, copies of all preclearance forms, records of violations and actions taken as a result of violations, acknowledgements and other memoranda relating to the administration of this Code of Ethics.

The Compliance Officer will maintain a list of all Covered Persons (which includes all Access Persons) of Delta currently and for the last five (5) years.

All Broker’s Confirmations and periodic statements of Covered Persons may be kept electronically in a computer database.

VIII.	OVERSITE OF CODE OF ETHICS

1.

Acknowledgement. The Compliance Officer will annually distribute a copy of the Code of Ethics to all Covered Persons. The Compliance Officer will also distribute promptly all amendments to the Code of Ethics. All Covered Persons are required annually to sign and acknowledge their receipt of this Code of Ethics by signing the form of acknowledgement attached as Attachment B or such other form as may be approved by the Compliance Officer.

2.

Review of Transactions. Each Covered Person’s transactions in his/her Personal Account will be reviewed on a regular basis and compared with transactions for the clients and against any Restricted Securities. Any Covered Person transactions that are believed to be a violation of the Code of Ethics will be reported promptly to the management of Delta. The Chief Financial Officer, Portfolio Accountant or other employee Delta chooses will review the Compliance Officer’s transactions and preclearance requests.

3.

Sanctions. Delta’s management, with advice of legal counsel, at their discretion, shall consider reports made to them and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as they deem appropriate or to the extent required by law. The sanctions may include, among other things, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

4.

Authority to Exempt Transactions. The Compliance Officer has the authority to exempt any Covered Person or any personal securities transaction of a Covered Person from any and all of the provisions of this Code of Ethics if the Compliance Officer determines that such exemption would not be against any interests of a client. The Compliance Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

5.

ADV Disclosure. The Compliance Officer will ensure that the Adviser’s Form ADV (1) describes the Code of Ethics on Schedule F of Part II and (2) offers to provide a copy of the Code of Ethics to any client or prospective client upon request.

IX.	CONFIDENTIALITY

All Reports of personal securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.